UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

INTERNATIONAL BANCSHARES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INTERNATIONAL BANCSHARES CORPORATION
1200 San Bernardo Avenue
Laredo, Texas 78042
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2026
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of International Bancshares Corporation (the “Company”) will be held at the IBC Annex Building, located at 2416 Jacaman Road, Laredo, Texas 78041, on Monday, May 18, 2026 at 5:00 p.m. local time for the following purposes:
(1)
To elect eight (8) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(2)
To ratify the appointment of RSM US LLP as the Company’s independent auditor for the fiscal year ending December 31, 2026;

(3)
To consider and approve a non-binding advisory resolution to approve the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and the tabular disclosures in the accompanying Proxy Statement; and

(4)
To transact such other business as may lawfully come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on April 1, 2026 are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. The Company’s 2025 Annual Report on Form 10-K (the “Annual Report”) is being furnished along with the accompanying Proxy Statement to the shareholders of record as of April 1, 2026.
Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The enclosed Proxy Statement and Annual Report are available on the Investors tab of our website at www.ibc.com/investors and can be accessed through the “SEC Filings” hyperlink under the “Investors” heading. You may also access our Proxy Statement and Annual Report at https://materials.proxyvote.com/459044, which does not have “cookies” that identify visitors to the site.
In order to ensure the representation of a quorum at the Annual Meeting, shareholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy card and return it promptly to the Trust Division, International Bank of Commerce, P.O. Drawer 1359, Laredo, Texas 78042-1359. A return envelope is enclosed for that purpose.
As always, we encourage you to vote your shares prior to the Annual Meeting by completing, signing, and returning the enclosed Proxy Card. We plan on having a social time immediately following the business session of the Annual Meeting to provide you an opportunity to visit with your staff and enjoy the evening.
INTERNATIONAL BANCSHARES CORPORATION
Dennis E. Nixon
President and Chairman
Dated: April 20, 2026

INTERNATIONAL BANCSHARES CORPORATION
1200 San Bernardo Avenue
Laredo, Texas 78042
PROXY STATEMENT
The Board of Directors of International Bancshares Corporation, a Texas corporation, is soliciting proxies to be used at the Annual Meeting of Shareholders currently scheduled to be held on Monday, May 18, 2026 at 5:00 p.m., local time, at the IBC Annex Building, located at 2416 Jacaman Rd., Laredo, Texas 78041. The Company will pay for the cost of the proxy material preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders. International Bancshares Corporation is referred to in this Proxy Statement as “we,” “us,” “our,” or the “Company.”
It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company for no additional compensation. Any shareholder giving a proxy has the power to revoke it at any time prior to the voting of the proxy by giving notice in person or in writing to the Company’s Secretary at 1200 San Bernardo Avenue, Laredo, Texas 78042, or by appearing at the Annual Meeting, giving notice of revocation of the proxy, and voting in person. The approximate date on which this Proxy Statement and the accompanying form of proxy are first sent or given to shareholders is April 20, 2026.
Voting of Proxies and Shares; Quorum
Only the holders of record of outstanding shares of our class of common stock, par value $1.00 per share (the “Common Stock”), at the close of business on the record date of April 1, 2026, shall be entitled to notice of and to vote at the Annual Meeting. There were 62,179,994 shares of Common Stock issued and outstanding as of that date held by approximately 1,681 shareholders of record. Each such shareholder is entitled to one vote for each share of Common Stock held.
All shares entitled to vote, represented by a properly executed and unrevoked proxy received in time for the Annual Meeting, will be voted in accordance with the instructions given. In the absence of such instructions, shares will be voted as recommended by the Board of Directors. The persons named as proxies will also be authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. If any nominee for director is unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Board of Directors recommends.
If you hold your shares in nominee or street name, a “voting instruction form” is the document used to instruct your proxy how to vote your shares. If your shares are held in street name by a broker, the broker will vote your shares only if you give your broker instructions on the “voting instruction form.” If you do not tell your broker how to vote, your broker may vote your shares in favor of ratification of the auditor appointment but may not vote your shares in favor of the election of directors, the non-binding advisory resolution to approve the executive compensation program, or any other item of business that is not considered a “routine” matter. Your broker will return a proxy card without voting on such non-routine matters if you do not give voting instructions with respect to these matters. This is commonly referred to as a “broker non-vote.” We encourage you to vote on all matters proposed in this Proxy Statement.
A quorum for the transaction of business at the Annual Meeting requires representation, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock. The judges of election will treat abstentions and broker non-votes as shares that are present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. With respect to the election of directors, if a quorum exists, shares may be voted “for,” “against,” or “abstain.” The nominees for director receiving a majority of the votes cast (i.e., the number of shares voted “for” a director nominee exceeds the number of votes cast “against” that nominee) will be elected as directors. Therefore, shares considered not present at the meeting, broker non-votes and shares voting “abstain” shall not be counted as votes cast either “for” or “against” any director nominee and shall have no effect on the election of directors. If there is a contested election (which is not the case for 2026) such that the number of director nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the meeting and entitled to vote.
Abstentions will be treated as present and entitled to vote with respect to any proposal for purposes of determining both the presence of a quorum with respect to such proposal and its approval. If a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the holder(s) of such shares will not be considered as present with respect to such matter for purposes of determining either the presence of a quorum with respect to such matter or its approval. Thus, abstentions with respect to any such matter will have the same legal effect as a vote against such matter, while broker non-votes will not affect the outcome of such matter.
Annual Meeting Admission
If you wish to attend the Annual Meeting in person, you must present a valid form of photo identification, such as a driver’s license. If you are a beneficial owner of Common Stock that is held of record by a bank, broker or other nominee, you will also need proof of ownership to be admitted. In this regard, a recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. The Company reserves the right to prohibit cameras, recording equipment, or electronic devices in the meeting.
Important Notice Regarding Availability of Proxy Materials for Annual Meeting To Be Held on May 18, 2026
Pursuant to rules promulgated by the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet.
This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (our “Annual Report”) are available on the Investors tab of our website at www.ibc.com/investors and can be accessed through the “SEC Filings” hyperlink under the “Investors” heading. To protect your privacy, you may also access our Proxy Statement and Annual Report at https://materials.proxyvote.com/459044, which does not have “cookies” that identify visitors to the site.
Delivery of Documents to Shareholders Sharing an Address
Only one set of proxy materials is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the proxy materials to shareholders at a shared address to which a single copy was delivered. Shareholders desiring to receive a separate copy in the future may contact us by mail to International Bank of Commerce, Trust Division at P.O. Drawer 1359, Laredo Texas 78042-1359 or by telephone at (956) 726-6651.

PROPOSAL — 1
ELECTION OF DIRECTORS
Directors are elected annually and hold office until their respective successors are duly elected and qualified. Each nominee currently serves as a director of the Company. It is the intention of the persons named in the enclosed form of proxy, unless the proxy specifies otherwise, to vote the shares represented by the proxy FOR the election of the nominees set forth below. Although it is anticipated that each nominee will be available to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person as may be designated by the Board of Directors (the “Board”).
Certain information concerning each nominee as of April 1, 2026 is set forth below, and in some cases includes information pertaining to service with International Bank of Commerce, or IBC, the Company’s lead bank subsidiary and predecessor company.
Nominee For Director	Director Since	Age	Company Position(s)
Javier de Anda	2015	73	Director(1)(3)
Douglas B. Howland	2010	75	Director(1)(2)(3)
Rudolph M. Miles	2019	78	Director
Dennis E. Nixon*	1975	83	Chairman of the Board and President; IBC Chief Executive Officer; Director
Larry A. Norton	2010	78	Director(1)(2)(3)
Roberto R. Reséndez	2015	75	Director(1)(2)
Antonio R. Sanchez, Jr.	1995	83	Director
Diana G. Zuniga	2022	77	Director(2)(3)

*
Executive Officer of the Company

(1)
Member of the Audit Committee

(2)
Member of the Nominating Committee

(3)
Member of the Compensation Committee

The business experience for the past five years of each of the director nominees is set forth below, and includes information regarding the person’s experience, qualifications, attributes or skills that led the Nominating Committee and the Board of Directors to the conclusion that the person should serve as a director for the Company. Each director nominee other than Mr. Sanchez and Ms. Zuniga are also directors of IBC. None of the director nominees nor executive officers of the Company has a family relationship with any of the other nominees or executive officers.
Javier de Anda joined our Board of Directors in September 2015 and the board of IBC in July 2015. Mr. de Anda is a Laredo native and had been a member of the board of our subsidiary bank, Commerce Bank, since 2010. He currently serves as the President of B.P. Newman Investment Company, Inc., a private real estate company and apartment building operator founded in 1968 in Laredo. Mr. de Anda also currently co-owns 20 Popeye’s Louisiana Kitchen franchises in the Laredo and El Paso areas, which employ more than 400 people. His achievements led to his induction into the Junior Achievement of Laredo Business Hall of Fame. Mr. de Anda’s extensive ties to local community and business leaders, demonstrated leadership skills, entrepreneurial business experience and his significant knowledge of the markets that we serve, as well as his long-standing service as a director for Commerce Bank, have led the Board to conclude that he should continue serving on our Board.
Douglas B. Howland has been a director of ours since 2010. Mr. Howland has also served on the board of our subsidiary bank, Commerce Bank, for over 20 years and on the board of IBC since 2010. Mr. Howland served as the chief executive officer of Libcon, Inc., a privately held construction company in Laredo until its sale in April 2011, and has been a private investor since that time. He has served as a director of the Laredo Development Foundation for more than 16 years and continues to be an active member of the Laredo business and non-profit communities. Mr. Howland has a Bachelor of Science degree in civil engineering from Texas

A&M University. In addition to his role as one of our independent directors, Mr. Howland’s experiences in preparing, analyzing and evaluating financial statements, as well as his experience in business operations and management and knowledge of the Texas communities we serve, have led the Board to conclude that Mr. Howland should continue serving on our Board.
Rudolph M. Miles was appointed to our Board of Directors in August 2019. He has also served as a director of our subsidiary bank, Commerce Bank, since 1999 and of IBC since 2019. Mr. Miles received his U.S. Customs Brokerage License in 1972 and has spent the last 18 years investing in real estate ventures with his brothers and other associates. Mr. Miles served as president of Miles Group, Inc., Rudolph Miles & Sons, Inc., Miles Transportation & Distribution, Inc., and Integrated Personnel Services, Inc. until the sale of those companies to UPS in 2001. He also served on the board of First City National Bank, El Paso, Texas during the early 1980s. Mr. Miles has also participated in various civic and trade organizations, both locally and in El Paso, Texas. In addition to his demonstrated leadership skills, his experiences in business operations and management as well as his knowledge of the Texas communities we serve have led the Board to conclude that Mr. Miles should continue serving on our Board.
Dennis E. Nixon has served as the Company’s Chairman and President since 1979. He has also served as IBC’s chief executive officer and President since 1975 and as a director of IBC since 1975. With over 60 years of experience working in the banking industry in Texas and having served as IBC’s chief executive officer for over 50 years, Mr. Nixon brings outstanding leadership skills, a deep understanding of the local banking market and issues facing the banking industry, and extensive knowledge of the communities we serve. In 2025, Mr. Nixon was recognized in the Texas Senate for his 50 years of service as chief executive officer of IBC, with the resolution highlighting his leadership in advancing international trade agreements, promoting economic development, and supporting educational and community programs. Based on these qualifications and experiences, the Board has concluded that Mr. Nixon should continue serving on our Board.
Larry A. Norton has been one of our independent directors and a director of IBC since 2010. In addition, he served on the board of our subsidiary bank, Commerce Bank, for over 25 years. He was the president of Norton Stores Inc., a family retail sales business, until his retirement in December 2016, and owner of Larry A. Norton & Co., a retail computer sales company, for more than 30 years. He has served as president of the Laredo Chamber of Commerce with close ties to the Laredo business and non-profit communities. In addition to his experience reviewing financial statements and financial matters, Mr. Norton’s experiences in business operations and management, as well as his knowledge of the Texas communities that we serve, have led the Board to conclude that Mr. Norton should continue serving on our Board.
Roberto R. Reséndez was appointed to our Board in July 2015 and has served as a director of IBC since the same year. Mr. Reséndez has more than 50 years’ experience in ranching and investments. Mr. Reséndez has a Bachelor of Science degree in industrial engineering from Texas A&M University. As one of our independent directors, Mr. Reséndez’s leadership skills and experience in reviewing financial statements and financial matters has led the Board to conclude that he should continue serving on our Board.
Antonio R. Sanchez, Jr. has been a director of the Company since 1995. He has been an independent oil and gas operator since 1973, an owner, director since 1979, and the Chairman of the Board of Sanchez Oil & Gas Corporation since 1992. Also, from 2012 to 2020, Mr. Sanchez served as a director and the chairman of the board of Sanchez Energy Corporation (formerly NYSE: SN), which during that time was an independent, publicly traded oil and natural gas exploration and production company. Mr. Sanchez’s long tenure as a successful businessman, his public company leadership experience, his long-standing service as a director of the Company, as well as his strong ties to and knowledge of the Texas communities we serve have led the Board to conclude that Mr. Sanchez should continue serving on our Board.
Diana G. Zuniga was appointed to our Board in February 2022. Ms. Zuniga has served since 2005 as an advisory director of IBC’s subsidiary bank branch, IBC Austin, and continues to be a part of that advisory board. Ms. Zuniga has more than 30 years’ experience in real estate and investments. Ms. Zuniga has a Bachelor’s degree in education from the University of Texas at Austin. As one of our independent directors, Ms. Zuniga’s experience as an advisory board member and a real estate business owner has led the Board to conclude that she should continue serving on our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.
Vote Required
If a quorum exists, the nominees for director receiving a majority of the votes cast (i.e., the number of shares voted “for” a director nominee exceeds the number of votes cast “against” that nominee), will be elected as directors. Votes cast will include only votes cast with respect to shares present in person or represented by proxy at the meeting and entitled to vote and will exclude abstentions. Therefore, shares not considered present at the meeting, broker non-votes and shares voting “abstain” will have no effect on the election of directors.
CORPORATE GOVERNANCE
We are committed to sound corporate governance practices. The Board of Directors has implemented a number of enhancements to our corporate governance practices, including adopting a majority vote standard for uncontested director elections. The Board also formed a Risk Committee and adopted a written Risk Committee Charter. The Board also formed a Nominating Committee of independent directors to identify qualified candidates for nomination to the Board, as discussed further below.
Director Independence
Our Common Stock is listed on the Nasdaq Global Select Market, which listing rules require that a majority of our directors be “independent directors,” as defined in the Nasdaq Marketplace Rules. Our Board has affirmatively determined that all of the Company’s directors, other than Messrs. Nixon and Sanchez, are independent directors under the Nasdaq listing rules.
Attendance at Board Meetings; Executive Sessions
During 2025, the Board of Directors held nine meetings. All of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which such director served. The Board also took action on a number of occasions as needed without a physical meeting in the form of unanimous written consents. In addition, non-employee directors met in executive session without members of management present a total of four times during 2025.
Board Nominations
The Board of Directors has established a Nominating Committee, which operates under a formal written charter adopted by the Board. The Nominating Committee recommended each of the current director nominees, which recommendations were subsequently confirmed by the Board of Directors. The Nominating Committee Charter is available on the Investors tab of the Company’s website at www.ibc.com/investors and can be accessed through the “Corporate Governance” hyperlink under the “Investors” heading.
The Nominating Committee is comprised of four directors, as determined by the Board, each of whom satisfies the independence requirements of the Nasdaq Marketplace Rules, and has experience that, in the business judgment of the Board, would be helpful in addressing the matters delegated to the Committee. The independent directors utilize a variety of methods for identifying and evaluating director nominees. The Nominating Committee Charter sets forth criteria that the Committee may consider, among other criteria deemed appropriate by the Committee, in recommending candidates for election to the Board. The Board has no formal policy regarding diversity, but diversity is considered when evaluating nominees because the Board believes it is beneficial to the Company for directors to reflect the diversity of the communities the Company serves. The Company also does not have formal stock ownership guidelines for directors, but ownership of our Common Stock by a director candidate is a factor that was considered by the Nominating Committee in connection with its recommendation of the existing directors for an additional term.
The Nominating Committee will consider director candidates recommended by shareholders if provided with the following: (i) evidence, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of compliance with shareholder eligibility requirements; (ii) the written consent of the candidate(s) for nomination as a director and verification as to the accuracy of the biographical and other information submitted in support of the candidate; (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director; and (iv) all information regarding the candidate(s) and the submitting shareholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors. Any recommendations received from shareholders will be evaluated in the same manner that other potential nominees are evaluated. Any shareholder that wishes to present a director candidate for consideration should submit the information identified above pursuant to the procedures set forth below under “Shareholder Communications with the Board of Directors.” With respect to the timing of shareholder nominations for the 2027 Annual Meeting, please see the discussion set forth below under “Shareholder Proposals For 2027 Annual Meeting.” The Company received no nominations of board candidates from our shareholders for this 2026 Annual Meeting.
Director Qualifications and Experience
The following table identifies the primary experience, qualifications, attributes and skills that contributed to the Board’s decision to nominate directors to our Board. This information supplements the biographical information provided above. The vertical axis displays the primary factors or attributes reviewed by the Board of Directors in evaluating a board candidate.
Experience, Qualification or Skill	Javier de Anda	Douglas B. Howland	Rudolph M. Miles	Dennis E. Nixon	Larry A. Norton	Roberto R. Reséndez	Antonio R. Sanchez, Jr.	Diana G. Zuniga
Professional Standing in Chosen Field	x	x	x	x	x	x	x	x
Experience in Financial Services or Related Industry	x	x	x	x	x	x	x	x
Experience Reviewing Financial Statement and Financial Matters	x	x	x	x	x	x	x	x
Civic and Community Involvement	x	x	x	x	x	x	x	x
Independent Director	x	x	x	—	x	x	—	x
Leadership and Team Building Skills	x	x	x	x	x	x	x	x
Collegial and Insightful	x	x	x	x	x	x	x	x
Stock Ownership in the Company	x	x	x	x	x	x	x	x
Annual Meeting Attendance
Although the Company does not have a formal policy regarding director attendance at annual shareholder meetings, directors are expected to attend these meetings absent extenuating circumstances. All of our then current directors were in attendance at last year’s annual shareholder meeting, except for Antonio R. Sanchez, Jr.
Code of Ethics
The Board of Directors has adopted the International Bancshares Corporation Code of Ethics and Business Conduct, which is available on the Investors tab of the Company’s website at www.ibc.com/investors and can be accessed through the “Corporate Governance” hyperlink under the “Investors” heading. The Code of Ethics and Business Conduct applies to all directors, officers and employees of the Company. Certain sections of the Code only apply to financial professionals of the Company. Any amendment to, or any waiver applicable to any of our directors, executive officers or senior financial officers of, the Code of Ethics and Business Conduct will be disclosed on our website within the time period required by the SEC and the Nasdaq Global Select Market.

Shareholder Communications With The Board of Directors
Shareholders may communicate directly with the Board of Directors. All communications should be in writing and directed to the Company’s Corporate Secretary, Marisa V. Santos, at International Bancshares Corporation, P.O. Drawer 1359, Laredo, Texas 78042, and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed appropriate, the Corporate Secretary will forward correspondence to the Chairman of the Board or any specific director or Committee to whom the correspondence is directed. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Also, pursuant to our Second Amended and Restated By-laws, which became effective August 6, 2025 (our “By-laws”), a special meeting of shareholders shall be called by the Chairman of the Board, President or Secretary of the Company whenever shareholders holding at least 50% of all the shares entitled to vote at the proposed special meeting make application therefore in writing, which request must state a proper purpose for the meeting and shall be delivered to the Chairman of the Board or the President.
Leadership Structure
Pursuant to our By-laws, the President is the Company’s chief executive officer, or CEO. The By-laws also provide that the Board of Directors appoint one of its members to be its Chairman, which is not considered to be an officer position of the Company. The Board does not have a policy on whether the role of Chairman and CEO should be separate or combined, but currently believes that the most effective leadership structure for the Company is to combine these responsibilities. The structure avoids duplication of efforts that can result from the roles being separated and avoids confusion within and outside of the Company with respect to who is the highest-ranking officer of the Company. The Board also believes that combining these roles enhances accountability for the Company’s performance by avoiding confusion about who is the highest-ranking officer. Furthermore, as the Company has combined these roles for over 20 years, separating them could cause significant disruption in oversight and lines of reporting. Nevertheless, depending upon the circumstances, the Board could choose to separate the roles of Chairman and CEO in the future.
The Company does not have a designated lead independent director. In this regard, the Board of Directors believes that the composition of the Board and the very active involvement by the independent directors create a Board culture that is effective and promotes the consideration of the varied views of all of the directors of the Company. Six of the eight directors of the Company are “independent” as defined in the applicable Nasdaq Marketplace Rules. Further, to help ensure oversight by our independent directors, our Audit, Compensation, Stock Option, and Nominating Committees are all composed only of independent directors. In addition, the Board does not limit the tenure of its directors but considers the tenure of each director and the level of involvement of each director on the Board, along with all the other attributes and qualities of each director, in determining whether to approve a director as a nominee for election as a director.
The Company has a succession plan for its CEO as well as the chief executive officers of the twelve banking centers of the Company. The succession plan focuses on an internal growth strategy. The Company has developed a management structure that emphasizes development from within, but also allows for the addition of qualified leadership from outside the Company when the circumstances warrant such action. The Company’s decentralized operating platform enables the Company to grow and mature its executive management team. There are a number of banking center chief executive officers that have served in such capacity for over 20 years. It is contemplated that the Board, with the advice and counsel of Mr. Nixon, will when deemed appropriate by the Board, select a new CEO by choosing one of the banking center CEOs; although the succession plan would allow the Board to recruit a new CEO if it so chooses.
The Board’s Role in Enterprise Risk Oversight
The Board of Directors is actively involved in overseeing risk management for the Company. The Company’s senior risk officers provide a comprehensive risk report to the Board. The Board also engages in periodic risk management discussions with the senior risk officers, CEO, chief financial officer and other Company officers as the Board may deem appropriate. All of the directors of the Company, except for

Mr. Sanchez and Ms. Zuniga, are also directors of IBC, which represents over a majority of the Company’s banking assets. As such, the Board also receives regular reports on risk management matters of IBC.
The Board also established a Risk Committee and adopted a written Risk Committee Charter. The Risk Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with regard to the Company’s risk management. The Chair of the Risk Committee must be “independent,” as defined in the Nasdaq Marketplace Rules. Currently, all of the members of the Risk Committee are independent directors except Mr. Nixon. In addition, each other committee of the Board has been assigned oversight responsibility for specific areas of risk. For example, the Compensation Committee considers risks that may result from changes in the Company’s compensation programs, while the Asset/Liability, Investment, Balance Sheet Management, Funds Management/Liquidity Interest Rate Risk Committee focuses on risk related to credit and interest rates, among others. The Audit Committee reviews risk related to our financial reporting.
Our senior risk officers report directly to the Board and to the CEO for administrative purposes. The Board believes that the combination of the joint CEO and Chairman positions and the roles of the Board and its committees provide the appropriate leadership to help ensure effective risk oversight.
The Board’s Role in Human Capital Oversight
As of December 31, 2025, we and our subsidiary banks employed approximately 2,126 persons full time and 193 persons part time. As of December 31, 2025, approximately 66% of our 300-person officer management team have been with us for more than 15 years, and approximately 79% of those have been with us for more than 20 years.
The Board and management seek to lead by example in developing a banking culture that builds genuine, personal relationships with our customers and the communities we serve. The most significant component of that mission is to attract, develop and maintain employees and officers of the highest quality that are representative of each community in which they serve, who are committed to their job, conduct themselves with the highest level of professionalism, devote themselves to their community, and relentlessly pursue perfection in their performance.
The Board’s and management’s objective is to instill our mission and cultural values throughout our entire organization. We are as dedicated to each other as “one team” moving in the same direction as we are to the communities we serve. The Board monitors the teaching and training of our employees to ensure that our customers receive superior customer service and to develop superior skills at the transaction level, using a bottom-up approach to management.
The Board, with assistance from the Compensation Committee, oversees compensation plans coupled with a complete evaluation program to reward and direct the development of our employees. Our compensation systems are reflective of the need to retain and develop a superior workforce, recognizing that unique and innovative programs must be developed and maintained to retain highly qualified employees. The Board also oversees the Company’s efforts to provide pay, benefits, and services that help meet the varying needs of our employees. Compensation and benefits include market-competitive pay, retirement programs, broad-based bonuses, stock options, health and welfare benefits, financial counseling, paid time off, and family leave.
The Board also oversees management’s efforts in attracting, hiring and retaining a workforce that is representative of the communities in which we live and serve. Other than just a few of the named executive officers (“NEOs”) that are serving at the holding company, our entire workforce and management team is employed by our subsidiary banks. The Board has helped develop procedures that demonstrate the Company’s commitment to providing equal opportunity for applicants and employees in all of our employment practices, including but not limited to, hiring, promoting, transferring, and compensating without regard to sex, race, color, national origin, genetic information, citizenship status, age, religion, veteran, disability or any other characteristic protected by law. These efforts include overseeing the Company’s conducting of training programs on equal employment opportunities. With our training programs and talent-development opportunities, these employees are equipped to successfully provide high-quality, complex financial services to our customers.

The Board also monitors the Company’s efforts to ensure that it is maintaining a safe and healthy work environment, free from work-related injuries and illnesses and where every team member is treated with dignity and respect, without the fear of the threat of discrimination or harassment. As stated in our Board-approved Code of Ethics and Business Conduct, we expect these same standards to apply to all stakeholders and to our interactions with customers, vendors, shareholders, independent contractors and the communities we serve.
The Board’s Role in Environmental, Social and Governance Matters
As indicated throughout this Proxy Statement, the Board is actively involved in ensuring that the Company recognizes and addresses various environmental, social and governance (“ESG”) matters that are important to the Company’s shareholders and the communities the Company serves. Such ESG matters include, among others, the Company’s approach to leadership development and organizational effectiveness, support of charitable contributions and community programs in its local communities, and maintenance of strong cybersecurity and data protection procedures for its customers.
The Board, with the help of its various committees described below, has implemented a number of policies and practices aimed at addressing the foregoing ESG issues. In this respect, as part of the Board’s oversight of the Company’s ability to build and sustain an effective organization, the Board considers factors relating to the Company’s culture, leadership development, and talent pipeline. The Company has developed a strong leadership team, including a meaningful number of women officers and executives who play a significant leadership role in the Company and the communities in which we serve. In fact, over half of IBC’s corporate leadership team are women.
The Company and its subsidiaries are also devoted to establishing and maintaining a meaningful presence in the communities we serve and, within the scope of its resources and in a safe and sound manner, seeking to meet the credit needs of those communities, including supporting the needs of small businesses, small farms, and low- and moderate-income customers, particularly in regard to residential real estate credit. The Company has a proven track record of putting our community-centric values into action. The Company itself and through the IBC Foundation seeks to support its communities by making corporate-level donations to charities and other organizations that serve its communities. In 2025, the Company and its subsidiaries had total community giving of over $3.2 million and over $2.7 million of which were qualified contributions under the Community Reinvestment Act (CRA). The Company and its subsidiaries also encourage and support their employees in volunteering in their communities, either through organizations of their own choosing or through the Employee Advisory Board of the IBC Charitable and Community Development Corporation. The IBC Charitable and Community Development Corporation is a subsidiary of the Company that was formed in 2014 to conduct charitable and community development activities, including, without limitation, community development activities based on volunteer efforts that revitalize or stabilize low- or moderate-income geographies and community services targeted to low- or moderate-income individuals, such as financial literacy programs.
As a financial institution, the Company appreciates the importance of, and its customers’ interests in, cybersecurity and data protection. To support the Company’s cybersecurity and ensure the protection of its customers’ sensitive information, the Board oversees the Company’s cybersecurity program through a multi-tiered governance and oversight structure. This structure includes the IT Cybersecurity Committee, which is comprised predominantly of IBC management and IT department members and reports to our Service Center Board. The Service Center Board, in turn reports to the Risk Committee, which provides oversight to the full Board. The Company has developed and established robust security procedures and a set of in-depth defense strategies that are aimed at making the Company less vulnerable to threats and support corporate compliance with applicable federal and state regulations, Gramm-Leach-Bliley Act, the Federal Financial Institutions Examination Council Examination Guidance, and industry-accepted security standards such as the National Institute of Standards and Technology Cybersecurity Framework and an annual Financial Services Sector Coordinating Council Profile Self-Assessment.
The Board recognizes the importance of continuing to identify and address ESG issues and to bolster the Company’s current ESG practices. In an effort to enhance the Company’s ESG initiatives, on March 1, 2022, the Risk Committee of the Board formed the ESG Subcommittee, which is co-chaired by Julie L. Tarvin and Judith I. Wawroski. The ESG Subcommittee is tasked with identifying ESG issues related to the Company’s operations and the banking industry in general, advising the Risk Committee and the Board on ESG matters and initiatives, and overseeing the implementation and performance of the Company’s current and future ESG strategies, practices, and policies. The ESG Subcommittee also monitors ESG-related regulatory requirements to facilitate the Company’s compliance and to keep the Board informed of material developments in the ESG regulatory landscape.
In addition to the ESG matters described above, the Board has also identified the following topics as ESG matters relevant to the Company and to the banking sector generally for the ESG Subcommittee’s consideration and further exploration: customer satisfaction, employee engagement, compliance with labor standards, leadership and board accountability, mechanisms to identify attempted bribery or corruption, implementation of ESG training and oversight programs for management and employees, access to banking services for underserved and rural communities, utility of carbon-offset investment opportunities, exposure to carbon-intensive industries and related transition risks arising from the shift to a lower-carbon economy, integration of ESG mindfulness into credit analysis, energy consumption and improvement of energy efficiency in facilities and operations, responsible use and deployment of artificial intelligence (“AI”), workforce training on digital banking and AI tools, and oversight of AI use in fraud detection, customer interactions, and credit underwriting. As an example of the impact of these efforts, the Company received a Rising Star Award in 2022 from AEP Texas, a unit of American Electric Power and prominent electricity provider throughout South and West Texas, in recognition of the Company’s sustainability efforts and implementation of impactful energy-efficient opportunities. The Board and its committees continue to consider the foregoing matters as part of their ongoing oversight of the Company’s operations and risk profile.
The Company also considers the expansion of financial resources for unbanked and underbanked community members, financial-inclusion initiatives, and financial literacy community engagement to be among its top ESG priorities. As part of its community-outreach initiatives, the Company, through its insurance subsidiary, established an insurance internship program for high school students in the Laredo, Texas area, which provides student participants with exposure to careers in the insurance industry and the skills necessary to pursue such opportunities. As part of the program, student participants have the opportunity to receive a Certified Insurance Service Representative designation upon their completion of five training modules developed by the National Alliance for Insurance Education and Research and taught by IBC Insurance Agency representatives. The Company looks forward to fostering financial literacy through its internship program and other initiatives and to continuing its community-outreach efforts. The Company also recognizes the importance of education and workforce development in strengthening the long-term vitality of its communities. Consistent with this recognition, in 2024, the IBC Foundation awarded funding to support endowed faculty positions at The University of Texas Health Science Center at San Antonio and The University of Texas School of Public Health San Antonio, enabling the establishment of four endowed professorships. These investments are intended to support the development of future leaders, advance the economic interests of the communities the Company serves, and contribute to the continued growth and enrichment.
The Company is eager to continue advancing its sustainability measures and outreach initiatives and to discovering innovative approaches to execute its ESG objectives. The ESG Subcommittee will continue to research, evaluate, and implement ESG initiatives based on shareholder expectations, industry-wide trends, and the Company’s community-centric values.
The goals discussed in these ESG disclosures and the related disclosures in this Proxy Statement are aspirational, and no guarantees or promises are made that any or all goals will be met. Any goals are considered forward-looking statements.
Meetings and Committees of the Board of Directors
At December 31, 2025, the Board of Directors had seven active committees: Audit Committee; Compensation Committee; Nominating Committee; Stock Option and Stock Appreciation Rights Plans Committee; Asset/Liability, Investment, Balance Sheet Management, Funds Management/Liquidity Interest Rate Risk Committee; Profit-Sharing Plan Committee; and Risk Committee.
Audit Committee
During 2025, the Audit Committee of the Board of Directors consisted of Douglas B. Howland, Javier de Anda, Larry A. Norton, and Roberto R. Reséndez. The Audit Committee met five times during

2025. The Audit Committee oversees the accounting and financial reporting of the Company, and its primary functions are to recommend the appointment of the independent auditors; to review annual and quarterly financial reports; and to review the results of audits by the internal auditor and the independent auditors. The Audit Committee is required to review with management and the independent auditors the basis for all financial reports. The Board of Directors has adopted a separate Audit Committee Charter, which is available on the Investors tab of the Company’s website at www.ibc.com/investors and can be accessed through the “Corporate Governance” hyperlink under the “Investors” heading.
The Board of Directors has determined that Douglas B. Howland is an “audit committee financial expert” as defined by the SEC regulations based on his significant experience as the chief executive officer of Libcon, Inc. for over 20 years, serving on the Audit Committee of the Company for over 15 years, and serving as the Chairman of the Audit Committee for over 12 years. All Audit Committee members are “independent” as defined in the applicable Nasdaq Marketplace Rules, and each has been selected for the Audit Committee by the Board based on the Board’s determination that they are fully qualified to (i) review and understand the Company’s financial statements, (ii) monitor the performance of management, (iii) monitor the Company’s internal accounting operations, (iv) monitor the independent auditors, and (v) monitor the disclosures of the Company to the end that they fairly present the Company’s financial condition and results of operations. In addition, the Audit Committee has the authority on its own to retain independent accountants or other consultants or experts whenever it deems appropriate, although it did not exercise that authority during 2025.
As of December 31, 2025, management assessed the effectiveness of the design and operation of the Company’s internal controls over financial reporting based on the criteria for effective internal control over financial reporting established in “Internal Control — Integrated Framework,” issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013. Based on that assessment, management determined that the Company maintained effective internal control over financial reporting as of December 31, 2025, based on those criteria.
Asset/Liability, Investment, Balance Sheet Management, Funds Management/Liquidity Interest Rate Risk Committee
The Asset/Liability, Investment, Balance Sheet Management, Funds Management/Liquidity Interest Rate Risk Committee consisted of Dennis E. Nixon, Douglas B. Howland, Larry A. Norton, Roberto R. Reséndez, Rudolph M. Miles and Javier de Anda. The Committee met twice in 2025, and all of its members were present at such meetings except for Mr. De Anda and Mr. Norton who missed a meeting. The Committee’s primary functions are to administer the investment activity of the Company, manage interest rate risk management strategies and liquidity risk, including the review of regulatory compliance.
Profit-Sharing Plan Committee
During 2025, the Profit-Sharing Plan Committee consisted of Douglas B. Howland, Dennis E. Nixon, Larry A. Norton, and Rudolph M. Miles. The Company has a deferred profit-sharing plan for eligible employees. The Profit-Sharing Plan Committee met once during 2025, and all of its members were present. The primary function of the Profit-Sharing Plan Committee is to administer the Employees’ Profit-Sharing Plan.
Risk Committee
The primary function of the Risk Committee is to assist the Board in fulfilling its oversight responsibilities with regard to the Company’s risk structure and risk management, and to oversee policies relating to the Company’s risk management and compliance with regulatory obligations. During 2025, the Risk Committee consisted of Larry A. Norton, Douglas B. Howland, Roberto R. Reséndez, Dennis E. Nixon and Rudolph M. Miles, all of whom are independent except for Mr. Nixon. The Risk Committee met twice during 2025, and all members were present at such meetings. The Risk Committee Charter is posted on the Investors tab of the Company’s website at www.ibc.com/investors and can be accessed through the “Corporate Governance” hyperlink under the “Investors” heading.
As a component of its oversight and risk-management functions, the Risk Committee also oversees ESG-related risks through the ESG Subcommittee. The ESG Subcommittee is tasked with identifying ESG issues related to the Company’s operations and industry, advising the Risk Committee and the Board on ESG matters, staying informed of ESG-related regulatory updates, and overseeing the implementation and performance of the Company’s current and future ESG strategies and practices. The ESG Subcommittee is co-chaired by Julie L. Tarvin and Judith I. Wawroski, and comprised of members of IBC’s management team. During 2025, the ESG Subcommittee met with and regularly reported to the Risk Committee during the Risk Committee’s meetings and provided updates to the Risk Committee regarding emerging ESG issues and the status of the Company’s ESG initiatives. The policies and objectives of the ESG Subcommittee and the Company’s ESG initiatives are described under the heading, “The Board’s Role in Environmental, Social and Governance Matters” above.
Nominating Committee
The Nominating Committee consists of Roberto R. Reséndez, Douglas B. Howland, Larry A. Norton, and Diana G. Zuniga. The Committee met once during 2025 and all of its members were present. The primary function of the Nominating Committee is to identify and recommend qualified candidates to become Board members. The Nominating Committee is also required to conduct a review, at least annually, of the Board’s annual performance evaluation and to consider the results of such evaluation when determining whether or not to recommend the nomination of existing directors for an additional term. The Nominating Committee Charter is posted on the Investors tab of the Company’s website at www.ibc.com/investors and can be accessed through the “Corporate Governance” hyperlink under the “Investors” heading.
Stock Option and Stock Appreciation Rights Plans Committee
During 2025, the Stock Option and Stock Appreciation Rights Plans Committee (the “Incentives Plans Committee”) consisted of Larry A. Norton, Douglas B. Howland and Rudolph M. Miles. Each member of the Incentives Plans Committee that served during 2025 and who is serving in 2026 is independent as defined in applicable Nasdaq Marketplace Rules. The Incentives Plans Committee did not meet during 2025. The Incentives Plans Committee’s primary function is to administer the Company’s incentive plans and to determine the terms and conditions under which options to purchase shares of Common Stock and stock appreciation rights (each, a “SAR”) may be awarded thereunder, respectively. The Company historically awarded stock options under the 2012 International Bancshares Corporation Stock Option Plan (the “2012 Stock Option Plan”). However, on April 4, 2022, the 2012 Stock Option Plan terminated in accordance with its terms and was not renewed by the Board.
Although the Board opted not to renew the 2012 Stock Option Plan upon its termination, on April 18, 2022, the Board adopted and approved the 2022 International Bancshares Stock Appreciation Rights Plan (the “SAR Plan”), pursuant to which awards of SARs may be granted. The SARs available to be granted under the SAR Plan are exercisable for an aggregate of 750,000 underlying shares of Common Stock. Upon exercise, however, each SAR will be settled in cash in lieu of Common Stock.
The Incentives Plans Committee has the authority and discretion to retain outside consultants or separate legal counsel to assist with the administration of the SAR Plan and any future incentive plan the Company implements. The Incentives Plans Committee did not exercise its advisory authority during 2025.
Compensation Committee
Since all cash compensation paid to our executive officers is paid by IBC, the IBC Salary and Steering Committee is responsible for making recommendations regarding each executive officer’s cash compensation. Each member of the Compensation Committee is also a member of the IBC Salary and Steering Committee, and an independent director, as defined in the applicable Nasdaq Marketplace Rules. The Compensation Committee has the authority to retain outside consultants or separate legal counsel, which authority the Compensation Committee did not exercise during 2025. The Compensation Committee during 2025 consisted of Javier de Anda, Douglas B. Howland, Larry A. Norton and Diana G. Zuniga. The Compensation Committee met once during 2025, with all members attending such meeting. The Board adopted a written Compensation Committee Charter that is posted on the Investors tab of the Company’s website at www.ibc.com/investors and can be accessed through the “Corporate Governance” hyperlink under the “Investors” heading.

Compensation and Stock Option and Stock Appreciation Rights Plans Committees Interlocks and Insider Participation
None of the members of the Compensation Committee or the Incentives Plans Committee was an officer or employee of the Company or any of its subsidiaries in 2025, nor was any member formerly an officer or employee of the Company or any of its subsidiaries. Some of the members of the Compensation Committee, and some of these members’ associates, are current or past customers of one or more of the Company’s subsidiary banks. Since January 1, 2025, no transactions between these persons and such subsidiaries have occurred, other than borrowings. In the opinion of management, all of the borrowings have been in the ordinary course of business, have had substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability. Additional transactions may take place in the future. In addition, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, for which any executive officers of such other entity served either on the Company’s Board or Compensation Committee.

DIRECTOR COMPENSATION
The table below summarizes the compensation we paid to our non-employee directors for the year ended December 31, 2025.
Name	Fees Earned or Paid in Cash ($)(1)	All Other Compensation ($)(2)	Total ($)
Javier de Anda	6,600	23,800	30,400
Douglas B. Howland	10,000	25,400	35,400
Rudolph M. Miles	8,000	24,600	32,600
Larry A. Norton	9,600	25,400	35,000
Roberto R. Reséndez	9,600	22,000	31,600
Antonio R. Sanchez, Jr	5,000	10,000	15,000
Diana G. Zuniga	6,000	13,400	19,400

(1)
Each director receives compensation for his or her services as a director of the Company in the amount of $1,000 for each board meeting and $400 for each meeting of a board committee that the director attends.

(2)
Includes amounts paid to certain directors for their services as an advisory director or director of a subsidiary bank in the amount of $700 to $1,000 for each board meeting and $400 for each meeting of a board committee of the subsidiary bank that the director attends, as well as an additional year-end payment between $2,000 to $7,500. All directors received certain perquisites from the Company during 2025, but the incremental cost of providing those perquisites was significantly less than the $10,000 disclosure threshold per director.

Some Board meetings were conducted by telephone conference where directors do not receive a fee for attending. Salaried officers of the Company who are directors are not compensated for committee meetings. No stock options, equity-based awards, or other forms of non-equity incentive plan compensation are granted to non-employee board members. The director fees paid to the NEOs by the Company and the subsidiary banks are included in the “All Other Compensation” column set forth in the “Summary Compensation Table” below.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
In this Compensation Discussion and Analysis (this “CD&A”), we discuss certain aspects of our compensation program as it pertains to our named executive officers, which include our President and Chairman and the chief executive officer of IBC, Dennis E. Nixon (our principal executive officer), our treasurer and chief financial officer and the Executive Vice President of IBC, Judith I. Wawroski (our principal financial officer), and our Vice President, the Co-President of IBC Service Center, and the Executive Vice President of Operations of IBC, Dalia F. Martinez. We refer to these three persons throughout as our “NEOs.” The Compensation Committee oversees all aspects of the compensation of our NEOs. This CD&A focuses on compensation and practices relating to our most recently completed fiscal year.
Our management believes that the performance of each of the NEOs has the potential to impact the Company’s short-term and long-term profitability. Therefore, our management places considerable importance on the design and administration of the executive compensation program.
Generally, the compensation package for each of the NEOs consists of base salary and the possibility of (i) an annual discretionary bonus, (ii) non-equity incentive plan compensation, and (iii) a discretionary grant of incentive stock options or SARs. Additionally, the NEOs participate in the Employees’ Profit-Sharing Plan and receive certain perquisites. Any awards of stock options prior to the 2012 Stock Option Plan’s termination and any awards of SARs under the SAR Plan were determined by the Incentives Plans Committee as discussed above.

The Compensation Committee has the discretion to make performance-based incentive awards, contingent on the Company’s achievement of certain performance targets, under our Management Incentive Plan (the “MIP”), which was the International Bancshares Corporation 2013 Management Incentive Plan for fiscal years 2013 through 2021 until the Company’s adoption in April 2022 of the 2022 International Bancshares Corporation Amended and Restated Management Incentive Plan. The MIP aims to attract, retain, and incentivize officers of the Company and its affiliates for their role in promoting and advancing the interests of the Company and its shareholders. Awards of $1,500,000, $1,500,000 and $1,500,000 were made by the Compensation Committee under the MIP to Mr. Nixon for services rendered to the Company as President and Chairman during the 2023, 2024 and 2025 fiscal years, respectively. All cash compensation paid to our NEOs is paid by IBC. Base salary levels and annual discretionary bonuses are recommended by the Compensation Committee upon recommendation of the IBC Salary and Steering Committee. The Compensation Committee assists the Board of Directors in discharging its responsibilities relating to executive compensation. The Compensation Committee receives recommendations from the Company’s President regarding the compensation of the NEOs (other than the President).
The challenge for management and the Compensation Committee is to motivate, retain and reward key performers for working harder and smarter than ever in a difficult banking environment.
Executive Summary of 2025 Compensation
The Company’s Incentive Compensation Policy was adopted on October 28, 2010 to address the Federal Reserve incentive compensation guidelines, which were adopted on June 21, 2010. The guidelines apply to all U.S. financial institutions and includes three principles:
•
Incentive compensation arrangements should balance risk and financial results in a manner that does not provide employees incentives to take excessive risks on behalf of the banking organization;

•
A banking organization’s risk-management processes and internal controls should reinforce and support the development and maintenance of balanced incentive compensation arrangements; and

•
Banking organizations should have strong and effective corporate governance to help ensure sound compensation practices.

Compensation Philosophy
Our compensation philosophy is to maximize long-term return to shareholders consistent with the Company’s commitments to maintain the safety and soundness of the institution and provide the highest possible level of service to its customers and the communities that it serves. To do this, the Compensation Committee believes the Company must provide competitive salaries and appropriately structured incentives designed to attract and retain high-performing executives, align their interests with those of shareholders, and motivate them to drive long-term shareholder value in a manner that promotes prudent decision-making and effective risk management.
Objectives of Executive Compensation
Our executive compensation policies are designed to achieve four primary objectives:
1.
attract and retain well-qualified executive leadership;

2.
provide incentives for achievement of corporate goals and individual performance;

3.
provide incentives for achievement of long-term shareholder return; and

4.
align the interests of management with those of the shareholders to encourage continuing growth in shareholder value.

The Compensation Committee’s goal is to effectively balance salaries with other performance-based compensation commensurate with an officer’s individual management responsibilities and contribution to corporate objectives. Each of the NEOs has served the Company for over 29 years. The salary and bonus decisions of the Compensation Committee are subjective and focused on whether there is any compelling reason to deviate from the historical compensation pattern for each NEO. If not, it will be expected that the individual will receive a salary and bonus that is consistent with the historical compensation pattern for that individual. The determination of whether there is a compelling reason to deviate from the historical compensation pattern for an NEO is based on whether there is a significant change in the trend of financial performance for the Company and whether there is an overall perception that the individual satisfactorily performed his or her duties at the Company.
The historical compensation decisions of the Compensation Committee with respect to compensation of the NEOs also reflect the Compensation Committee’s subjective assessment of the competitive nature of the markets where the Company operates and the difficulty in retaining qualified executive officers in such markets. The Compensation Committee takes these competitive salary factors into consideration when making its subjective salary and bonus compensation decisions for the NEOs.
Compensation Best Practices
The Company has adopted several practices that advance our compensation philosophy, instill accountability into our compensation structure, and help ensure balance and transparency in our compensation decisions. Some of our best practices include the following:
•
A majority of our incentive awards are granted in the form of (i) performance-based incentive awards that are contingent on the Company’s achievement of challenging financial performance objectives, and (ii) SARs, which only have value if our share price increases. Tying our incentive awards to performance drives long-term growth in the value of the Company and promotes shareholder interests.

•
We adopted a Compensation Clawback Policy, which enables the Company to recover awards or payments made to executive officers if the performance measures upon which the awards or payments are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment and the executive officer was engaged in intentional unlawful misconduct that contributed to the need for the restatement.

•
We prohibit our directors, officers and employees from purchasing financial instruments designed to hedge or offset any decrease in the market value of any equity securities they were granted as compensation.

Decisions Regarding Executive Compensation
The Compensation Committee’s recommendations regarding each NEO’s compensation are subjective with regard to both the base salary and discretionary bonus, non-equity incentive plan compensation and a discretionary incentive stock option grant. At the end of each year, a base salary recommendation for the next year and a discretionary bonus recommendation for the previous years’ service are made for each NEO by the Compensation Committee. When proposing compensation levels, the Compensation Committee reviews, discusses and analyzes the historical compensation for each NEO of the Company and whether there is any compelling reason to deviate from such historical compensation pattern. Generally, in the event that the Compensation Committee perceives that there will be a long-term trend of negative overall performance of the Company, or in the event that an NEO is perceived as not having satisfactorily performed his or her duties at the Company, the cash compensation of such NEO may be negatively impacted. The Compensation Committee receives recommendations respecting such analysis from the Company’s President (other than as it pertains to the President). Before a vote is taken, Committee members have an opportunity to ask for additional information, to raise and discuss further questions and to consult outside consultants and/or separate legal counsel. During 2025, the Compensation Committee did not consult outside consultants or separate legal counsel. The Compensation Committee intends to consider the independence factors set forth in the Nasdaq Listing Rule 5605(d)(3) if the Compensation Committee decides to hire a compensation consultant, legal counsel or other compensation adviser in 2026. All base salary and cash bonus recommendations of the Compensation Committee, other than awards under the MIP, are subject to final approval of the IBC Board of Directors.
Elements of Compensation
Our current executive compensation program consists primarily of the following elements: (i) base salary and benefits; (ii) annual cash bonus incentives; (iii) non-equity incentive plan compensation, including possible awards under the MIP; (iv) longer-term equity-based incentives in the form of SARs; (v) participation in the Employees’ Profit-Sharing Plan; and (vi) certain perquisites. Each component of compensation is intended to accomplish one or more of the compensation objectives discussed above.
Base Salary and Benefits.
Annual base salaries are set to attract and retain executive officers with exceptional abilities and talent. The Compensation Committee considers each NEO’s performance, historical compensation and responsibilities within the Company. As noted, the salary decisions of the Compensation Committee are subjective and focused on whether there is any compelling reason to deviate from the historical compensation pattern for each NEO. If not, it will be expected that the individual will receive a base salary that is consistent with the historical compensation pattern for that individual. The Compensation Committee also periodically collects salary information from other publicly traded bank holding companies in Texas. The Compensation Committee does not have targeted parameters with respect to the review of the salary information collected from such comparative companies. Rather, the Compensation Committee collects the salary information for comparison as a means to identify major changes in the overall compensation levels of executive officers of publicly traded bank holding companies in Texas. Any such major change would be considered by the Compensation Committee in its determination of whether there is a compelling reason to deviate from the historical compensation pattern for any of the NEOs. The Compensation Committee believes that the usefulness of the salary data of comparative companies is limited because the duties of officers with the same title may greatly differ from one company to another. In 2025, the Compensation Committee collected and analyzed 2024 salary information from Cullen/Frost Bankers, Inc., Prosperity Bancshares, Inc., Texas Capital Bancshares, Inc., and Valley National Bancorp, in addition to other publicly-traded bank companies that included the Company as part of their peer group in their 2024 proxy statements. During 2025, neither the Company nor the Compensation Committee retained the services of any compensation consultant.
Annual Cash Bonus Incentives.
Annual cash bonus incentives are used to reward NEOs for the Company’s overall performance, taking into consideration individual performance. The discretionary bonus program is intended to compensate each NEO for the officer’s contribution to the Company’s (i) financial performance, and (ii) other non-financial goals during the previous year. Ms. Wawroski and Mrs. Martinez each received cash bonuses as set forth in the Summary Compensation Table below.
Bonus decisions of the Compensation Committee are subjective and focused on whether there is any compelling reason to deviate from the historical compensation pattern for each NEO. If not, it will be expected that the individual will receive a bonus that is consistent with the historical compensation pattern for that individual. For each NEO other than the President, the President conducts a subjective analysis of each officer’s individual performance and makes recommendations to the Compensation Committee as to the appropriate discretionary bonus amount, if any, taking into account each such officer’s historical compensation pattern. With respect to the analysis of individual performance, the President and Compensation Committee only determine whether there is a perception that the executive officer satisfactorily performed his or her duties at the Company. The Compensation Committee considers the recommendations of the President in determining the amount of the discretionary bonus for each NEO, other than the President. All decisions of the Compensation Committee with respect to executive compensation are subject to the final approval of the IBC Board of Directors.
In addition to considering an executive officer’s historical compensation pattern and individual performance, the Compensation Committee also considers four measures of corporate performance in determining annual cash discretionary bonus amounts to be paid to the NEOs. These measures of performance are:
•
earnings per share and earnings per share growth;

•
return on average assets;

•
return on average equity; and

•
non-financial objectives.

During 2025, we did not have specific performance targets, thresholds or goals for any of the foregoing measures. Each measure is analyzed by the Compensation Committee to determine how it compares to the historical performance of the Company. Even if the performance in a category is not as favorable as the historical performance of the Company in such category, the Compensation Committee will subjectively analyze the reason for the difference and whether the Company believes it will cause a long-term trend of negative overall performance of the Company. The Compensation Committee is focused on the long-term results of the Company and recognizes that there may be periods when certain non-financial objectives may out-weigh near-term financial performance. The Compensation Committee believes that the total compensation paid to each of the NEOs in 2025 was appropriate in light of the compensation objectives of the Company.
Amended and Restated Management Incentive Plan.
In April 2022, the Company amended and restated the International Bancshares Corporation 2013 Management Incentive Plan, adopting in its place the 2022 International Bancshares Corporation Amended and Restated Management Incentive Plan (the “MIP”), which promotes and advances the interests of the Company and its shareholders by providing a means to attract, retain, and reward officers of the Company and its affiliates. The MIP was originally designed to enable certain incentive awards to be deductible to the Company under Internal Revenue Code Section 162(m). The MIP must be administered by the Compensation Committee or a subcommittee thereof consisting of at least two “Outside Directors” (as defined in the MIP) that are appointed by the Board (the “MIP Committee”). For fiscal year 2025, the Compensation Committee acted as the MIP Committee to administer the MIP. Eligible MIP participants include any officer of the Company or an affiliate of the Company that the MIP Committee designates as being eligible to receive an MIP incentive payment. The MIP requires the MIP Committee to establish performance targets that the Company must achieve during the applicable annual performance period prior to paying any incentive payment under the MIP. In February 2025, the MIP Committee established the Company’s MIP performance targets (each, a “2025 Performance Target”) for the fiscal year ending December 31, 2025 (the “2025 Performance Period”) and designated Mr. Nixon as the only officer eligible to receive an MIP incentive payment. According to the 2025 Performance Targets established by the MIP Committee, the potential grant of an MIP incentive payment to Mr. Nixon was contingent on the Company meeting or exceeding either (1) a .90% return on average total assets, or (2) an 8% return on average total shareholders’ equity for the 2025 Performance Period. In February 2026, the Compensation Committee confirmed that the Company had attained at least one of the 2025 Performance Targets during the 2025 Performance Period and thus awarded a MIP incentive payment of $1,500,000 to Mr. Nixon for services rendered during the 2025 Performance Period. In February 2026, the MIP Committee established performance targets for the fiscal year ending December 31, 2026 (the “2026 Performance Period”), which require the Company to meet or exceed either (1) a 1% return on average total assets, or (2) an 8% return on average total shareholders’ equity during the 2026 Performance Period prior to paying any incentive payment under the MIP, and again designated Mr. Nixon as the only eligible MIP participant.
For services rendered to the Company in 2025, Mr. Nixon received a salary of $670,000. The amount of Mr. Nixon’s salary was consistent with the historical salary compensation pattern for Mr. Nixon, who has served as President of the Company and its predecessor, IBC, since 1975 and whose duties are more extensive than those of the other NEOs.
Longer-Term Equity-Based Incentive-Stock Options and Stock Appreciation Rights.
A portion of executive compensation is also linked to corporate performance through equity-based compensation awards, which previously took the form of stock options and now take the form of SARs. Stock options were available to be awarded under the shareholder-approved 2012 Stock Option Plan until its termination and non-renewal on April 4, 2022. SARs may be awarded under the Board-approved SAR Plan. Although the Company has no specific stock ownership guidelines, the Compensation Committee believes that stock ownership by management is beneficial to shareholders. Longer-term equity-based awards are designed to:
•
align executive officer and shareholder interests;

•
reward officers for building shareholder value; and

•
encourage long-term investment in the Company by its executive officers and other key employees, consultants, and advisors.

2012 Stock Option Plan.   Stock options were granted by the Company to executive officers and key salaried employees pursuant to various shareholder-approved stock option plans for many years, most recently under the 2012 Stock Option Plan prior to its termination on April 4, 2022. The size of option grants were determined by the Incentives Plans Committee based on a subjective assessment of the respective employee’s performance, compensation level and other subjective factors determined by the Incentives Plans Committee. While the Incentives Plans Committee no longer grants options under the 2012 Stock Option Plan and did not adopt a stock option plan after the 2012 Stock Option Plan was terminated, all of the options granted to the Company’s executive officers or key salaried employees that remain outstanding were granted under and are subject to the terms of the 2012 Stock Option Plan.
Stock Appreciation Rights Plan.   On April 18, 2022, the Board approved the 2022 International Bancshares Corporation Stock Appreciation Rights Plan, which advances the interests of the Company and its shareholders by attracting, motivating, and retaining officers, employees, consultants, and advisors of the Company and its affiliates (each, a “Participant”) by providing Participants with the opportunity to participate in the Company’s growth through the grant of SARs. The SAR Plan is administered by the Incentives Plans Committee. Persons eligible to participate in the SAR Plan include officers, employees, consultants and advisors of the Company and its subsidiaries that are designated by the Incentives Plans Committee as being eligible to receive a SAR. In determining an individual’s eligibility to participate in the SAR Plan, the Incentives Plans Committee evaluates several factors, including: (i) the individual’s position and responsibilities; (ii) the nature of the individual’s service and accomplishments; (iii) the value to the Company of such service and accomplishments; (iv) the individual’s foreseeable contributions to the success of the Company or its subsidiaries; and (v) any other factors deemed relevant by the Incentives Plans Committee.
Each grant of SARs is made pursuant to a Stock Appreciation Rights Award Agreement (a “SARs Agreement”) between the Company and the applicable Participant. Each SAR entitles the Participant to receive, upon exercise of a SAR, a cash amount equal to the number of shares of Common Stock underlying the SAR being exercised multiplied by the excess of the fair market values of one share of Common Stock on the dates of (i) the SAR’s exercise, over (ii) the SAR’s initial grant (the “Grant Date”). Subject to the Participant’s continuous service to the Company, each SAR vests and become exercisable according to the following seven-year vesting schedule:
•
5% on the second anniversary of the Grant Date;

•
10% on the third anniversary of the Grant Date;

•
15% on the fourth anniversary of the Grant Date;

•
20% on the fifth anniversary of the Grant Date;

•
25% on the sixth anniversary of the Grant Date; and

•
25% on the seventh anniversary of the Grant Date.

SARs granted to a Participant expire and terminate on the expiration date set forth in the Participant’s SARs Agreement. Upon a Participant’s separation from service with the Company, any unvested SARs granted to the Participant expire and become unexercisable on or after the Participant’s separation date.
The administration of the SAR Plan is subject to a maximum of 750,000 shares of underlying Common Stock. Upon exercise however, each SAR will be settled in cash in lieu of Common Stock. The Company awarded SARs to certain of its executive officers in fiscal year 2022, but it has not awarded SARs to executive officers since then. The Company awarded SARs to two officers of a subsidiary of the Company in 2024, but it has not made any such awards to subsidiary officers since then.
General Characteristics of the Incentive Plans.   All stock options or SARs granted to eligible participants were made pursuant to equity incentive plans subject to the oversight and discretion of the Incentives Plans Committee. Prior to the 2012 Stock Option Plan’s termination in April 2022, the Incentives Plans Committee administered all aspects of the 2012 Stock Option Plan. Similarly, the Incentives Plans Committee has administered all aspects of the SAR Plan since its adoption in April 2022. In administering the SAR Plan, the

Incentives Plans Committee has the discretion and authority to determine the individuals to whom and the terms upon which awards of SARs are granted, the number of shares subject to each SAR award, and the form of consideration payable upon the exercise of each SAR. The Incentives Plans Committee exercised the same discretion over the grant of options under the 2012 Option Plan when it was in effect. The President of the Company makes recommendations of grants of equity awards (other than for himself), which the Incentives Plans Committee then considers. The Incentives Plans Committee takes final action on the amount, timing, price and other terms of all equity awards granted to eligible participants. The exercise price of each option granted in prior years under the 2012 Stock Option Plan equaled the fair market value of the Common Stock as of the date of grant. Each SAR granted under the SAR Plan is exercisable for the cash amount equal to the number of shares of Common Stock that the SAR is being exercised for multiplied by the excess of the fair market value of one share of Common Stock on the date of grant versus on the date of exercise.
The Company did not grant any SARs to NEOs or to key employees (including officers of subsidiaries of the Company) during 2025, but in certain prior years, all of the NEOs except Mr. Nixon and certain key employees have been granted stock options under the 2012 Stock Option Plan or SARs under the SAR Plan. All awards of SARs under the SAR Plan were subject to the seven-year vesting period and other terms described above under the heading, “Stock Appreciation Rights Plan.” All stock option awards under the 2012 Stock Option Plan were made at the fair market value of our Common Stock on the date of grant and were generally granted for a ten-year term, subject to a seven-year vesting period, vesting 5% after the second anniversary of the date of grant, and 10%, 15%, 20%, 25% and 25% on each respective anniversary thereafter until expiring on the tenth anniversary of the date of grant. Once an option is exercisable, the 2012 Stock Option Plan permits the exercise price to be paid by delivery of cash or by surrendering shares of Common Stock. The Company does not impose a post-exercise holding period on shares acquired upon exercise of stock options, other than applicable trading restrictions under the Company’s Statement of Company Policy on Securities Trades by Directors, Officers and Employees. Vesting of certain stock options may be accelerated upon certain events, including a change in control of the Company. The President of the Company does not have any stock options that would be accelerated upon a change in control of the Company. No adjustment to the option price of the stock options is permissible if the adjustment would cause the options to become subject to Section 409A of the Internal Revenue Code. Of the stock options and SARs that have been granted to our NEOs as of December 31, 2025, approximately 80% of the stock options and approximately 15% of the SARs have vested.
The Incentives Plans Committee does not have a formal policy as to the timing of awards of SARs other than as set forth below with respect to the release of material non-public information. The Incentives Plans Committee determines the size of the award of SARs based on a subjective assessment of the respective Participant’s performance, compensation level, value to the Company and other factors determined in the discretion of the Incentives Plans Committee to be relevant. Grants of SARs or any other form of equity or equity-based incentive compensation are never guaranteed. Although the Company has not historically granted awards of equity or equity-based incentive compensation to its NEOs every year, the Company believes that awarding key employees with SARs or other incentive compensation is an effective tool to encourage such employees’ long-term investment in the Company and to align their interests with those of shareholders.
Employees’ Profit-Sharing Plan.
The Company has a 401(k) deferred profit-sharing plan for eligible employees in order to provide a tax-advantaged savings vehicle to employees. It is a tax-qualified, defined contribution plan. The Company’s annual contribution to the profit-sharing plan is based on a percentage, as determined by the Board of Directors, of total compensation paid during the year to participants of the profit-sharing plan. Allocation of the contribution among officers and employees’ accounts is based on length of service and amount of salary earned. Profit-sharing costs of $4,655,000 were charged to income for the year ended December 31, 2025. This profit-sharing plan and the Company’s contribution to the plan enhance the range of benefits the Company offers to executives and employees and enhances the Company’s ability to attract and retain qualified employees.
Perquisites and Other Personal Benefits.
The Company provides the NEOs with modest perquisites and other personal benefits. The perquisites we offer are common in the financial services industry and help the Company attract and retain superior employees for key positions. Some of the perquisites are intended to serve a business purpose because they enhance the ability of our employees to attract and retain customers. The perquisites and other benefits represent a small part of the Company’s overall executive compensation package. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs. The primary perquisites are club memberships and the use of Company aircraft. The perquisites are disclosed in the Summary Compensation Table below, and they are itemized in the related supplemental table.
The efficiencies and security afforded by corporate aircraft are a key factor in the Company’s business plan. The Board of Directors has engaged an outside security consultant to assess security risks to the executive management of the Company and adopted the IBC Security Policy based on the recommendations of the security consultant. The security consultant recommended that the principal executive officer of the Company, Mr. Nixon, and his family use a Company plane for all business and personal travel. Although Mr. Nixon and his family’s personal use of the Company plane is required by the Company for security reasons, the Company still reports for SEC disclosure purposes the personal use of the Company plane as a perquisite of Mr. Nixon. The Company reports the use of corporate aircraft by executive officers as a perquisite or other personal benefit unless it is integrally and directly related to the performance of the executive’s duties. The personal use of the aircraft is reported at the Company’s incremental cost. The Company estimates the incremental cost to be equal to the Company’s average incremental operating cost, which includes items such as fuel, maintenance, landing fees, trip-related permits, trip-related hangar costs, trip-related catering, meals and supplies, crew expenses during layovers, and any other expenses incurred or accrued based on the number of hours flown. This method fairly approximates the Company’s incremental cost; however, it may overstate the Company’s actual incremental cost in situations where the Company’s aircraft would have flown for business purposes anyway and space would have been available at little or no additional incremental cost to transport the executive or his or her guest(s) who were not traveling for business purposes.
Tax and Regulatory Considerations
The Compensation Committee previously considered the limitations on deductibility of compensation of the NEOs under Section 162(m) of the Internal Revenue Code, which provided that publicly held companies may not deduct compensation paid to certain executive officers or other highly paid employees in excess of $1,000,000 annually. The Compensation Committee reserves the right to use its judgment to authorize compensation payments that are no longer deductible under Section 162(m) when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its shareholders. In 2022, the Board of Directors of the Company approved the amended and restated MIP. In February 2026, an aggregate $1,500,000 award was made to Mr. Nixon under the MIP for services rendered in fiscal year 2025, but the Company believes that no portion of the 2025 MIP award will be deductible under Section 162(m).
The Board of Directors realizes that executive compensation must remain competitive and aligned with shareholder interests, which may result in the Company providing compensation that is not deductible. The Company contends that retaining the right leadership is of greater shareholder value than achieving 100% deductibility of all executive compensation at all times. This limitation on deductibility does not affect any officer’s receipt of compensation but increases the company’s tax liability.
The Board and the Compensation Committee also take into consideration various other tax and regulatory matters when determining the amount and type of compensation awarded to executives. These areas include Section 409-A of the Internal Revenue Code relating to deferred compensation and the expensing of equity grants under FASB ASC Topic 718. In making compensation structure and award decisions, the Compensation Committee does take into account the impact of these regulatory areas.
Other Guidelines Affecting Executive Compensation
Stock-Based Compensation — Timing of Grants.   When a stock option plan or a SAR plan is in effect, the Incentives Plans Committee determines the exercise price of stock options or the Base Value of SARs (as defined in the SAR Plan), which is a component of the value of the SAR upon exercise, based on the fair market value of a share of Common Stock on the date of the stock option or SAR grant. The Incentives Plans Committee tries to make grants of stock options or SARs at times when the exercise price will not be influenced by the release of material non-public information by the Company. The Company does not time or plan the release of material non-public information for the purpose of affecting the value of executive compensation.
Adjustments to Incentive Compensation as a Result of Financial Statement Restatements.   The Board has adopted a Compensation Clawback Policy, effective as of October 2, 2023, which provides for the adjustment or recovery of awards or payments to executive officers if the relevant Company’s performance measures upon which the awards or payments are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. In the event of a financial statement restatement, if the Compensation Committee determines in its sole discretion that an executive officer of the Company received any performance-based compensation that would have been lower had it been calculated based on such restated financial statements, then the Compensation Committee will, to the full extent permitted by governing law, and as it deems appropriate, require reimbursement from such executive officer of the determined overpayment amount.
Hedging.   The Company’s Statement of Company Policy on Securities Trades by Directors, Officers and Employees specifically prohibits directors, officers and employees from purchasing financial instruments designed to hedge or offset any decrease in the market value of equity securities granted as compensation or held directly or indirectly by such director, officer or employee.
Risk Management of Compensation Policies and Procedures
The Compensation Committee specifically considers risks that may arise in connection with the compensation programs of the Company. The Company also has an Incentive Compensation Policy to address the Federal Reserve Incentive Compensation Guidelines that address risk-management processes related to incentive compensation arrangements. The Federal Reserve’s Guidance addressed in the Incentive Compensation Policy includes three principles:
•
Incentive compensation arrangements should balance risk and financial results in a manner that does not provide employees incentives to take excessive risks on behalf of the banking organization;

•
A banking organization’s risk-management processes and internal controls should reinforce and support the development and maintenance of balanced incentive compensation arrangements; and

•
Banking organizations should have strong and effective corporate governance to help ensure sound compensation practices.

Conclusion
We believe the Company’s 2025 executive compensation program’s mix of salary, annual cash bonus incentives, non-equity incentive plan compensation and longer-term equity-based incentives in the form of SARs motivates the Company’s management team to produce strong results for shareholders. Management of the Company does not believe that the risks arising from the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Our Board believes this compensation program strikes an appropriate balance between the interests and needs of the Company and appropriate employee rewards based on shareholder value creation.
Compensation Committee Report
The Compensation Committee Charter is posted on the Investors tab of the Company’s website at www.ibc.com/investors and can be accessed through the “Corporate Governance” hyperlink under the “Investors” heading. The Compensation Committee’s primary duties and responsibilities are to:
•
Review and approve corporate goals and objectives relevant to compensation of the Company’s Chief Executive Officer, evaluate the CEO’s performance in light of those goals and objectives, and make recommendations to the Board with respect to the CEO’s compensation based on such evaluation;

•
Make recommendations to the Board with respect to incentive compensation and equity-based compensation plans that are subject to Board approval;

•
Review and discuss with the Company’s management the Compensation Discussion and Analysis (the “CD&A”) to be included in the Company’s Proxy Statement or Annual Report on Form 10-K, and recommend to the Board whether the CD&A should be included in the Proxy Statement or Annual Report; and

•
Provide a Compensation Committee Report that complies with the rules and regulations of the SEC to be included or incorporated by reference in the Company’s Proxy Statement or Annual Report.

Amended and Restated Management Incentive Plan.   In April 2022, the Company amended and restated the International Bancshares Corporation 2013 Management Incentive Plan, adopting in its place the 2022 International Bancshares Corporation Amended and Restated Management Incentive Plan (the “MIP”), which is administered by the Compensation Committee or a subcommittee thereof consisting of at least two “Outside Directors” (as defined in the MIP) appointed by the Board (the “MIP Committee”). For fiscal year 2025, the Compensation Committee administered the MIP. The MIP requires the MIP Committee to establish performance targets that the Company must satisfy during the applicable annual performance period (the “Performance Period”) prior to paying any incentive payment under the MIP. In February 2026, the Compensation Committee confirmed that the Company had satisfied at least one of the performance targets during the 2025 Performance Period and thus awarded a MIP incentive payment of $1,500,000 to Mr. Nixon for services rendered during the 2025 Performance Period. The Compensation Committee believes its decision to make an award to Mr. Nixon under the MIP for services rendered during the 2025 Performance Period is consistent with the compensation objectives of the MIP.
2022 Stock Appreciation Rights Plan.   In April 2022, the Company adopted the 2022 International Bancshares Corporation Stock Appreciation Rights Plan, which provides certain executive officers, employees, consultants and advisors of the Company or its subsidiaries (each, a “Participant”) with the opportunity to participate in the Company’s growth through the grant of ten-year SARs. Each grant of SARs is made pursuant to a SARs Agreement between the Company and the applicable Participant. Each SAR entitles the Participant to receive, upon exercise, an amount equal to the number of shares of Common Stock underlying the SAR being exercised multiplied by the excess of the fair market value of one share of Common Stock on the dates of (i) the SAR’s exercise, over (ii) the SAR’s grant. Subject to the Participant’s continuous service to the Company, each SAR vests and becomes exercisable over a seven-year vesting schedule, vesting 5% beginning on the second anniversary of the grant date, and 10%, 15%, 20%, 25% and 25% on each respective anniversary of the grant date thereafter. In fiscal year 2025, the Company did not award SARs to any of its executive officers or any other officer of a subsidiary of the Company.
Review Say-on-Pay Vote.   The Compensation Committee Charter states that the Compensation Committee shall review the results of any advisory shareholder vote on executive compensation required by the SEC rules and consider whether to recommend adjustments to the Company’s executive compensation policies and practices. At the 2025 Annual Meeting, the non-binding advisory vote on the compensation of the Company’s NEOs as described in the proxy statement for that year received the affirmative vote of the holders of a substantial majority of shares of Common Stock represented in person or by proxy at the meeting and entitled to vote on the proposal. The Compensation Committee considered the favorable results of the advisory shareholder vote and did not recommend any adjustments to the Company’s executive compensation policies or practices as a result of such advisory shareholder vote.
The Compensation Committee has reviewed and discussed with management the CD&A required by Item 402(b) of Regulation S-K and, based on such review, has recommended to the Board of Directors that the disclosure set forth under the heading “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Submitted by the Compensation Committee:
Javier de Anda, Douglas B. Howland, Larry A. Norton and Diana G. Zuniga

Executive Compensation Tables
The following information is furnished for the fiscal year ended December 31, 2025, with respect to the principal executive officer, the principal financial officer, and the other NEOs of the Company receiving at least $100,000 in compensation. All cash compensation is paid by IBC, as the Company does not directly pay any cash compensation to the executive officers of the Company. Each of the NEOs of the Company is also employed by IBC.
Summary Compensation Table
The following table sets forth information regarding compensation earned during each of the last three fiscal years by the principal executive officer, the principal financial officer, and the other NEOs of the Company who received compensation of at least $100,000.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)	Option / SAR Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Dennis E. Nixon Chairman of the Board; President and Director of the Company; and CEO and Director of IBC	2025	670,000	—	—	—	1,500,000	334,119	2,504,119
	2024	660,000	—	—	—	1,500,000	259,479	2,419,479
	2023	660,000	—	—	—	1,500,000	243,025	2,403,025
Dalia F. Martinez Vice President of the Company; and Executive Vice President of IBC	2025	225,946	105,573	—	—	—	22,013	353,532
	2024	221,746	99,862	—	—	—	25,454	347,062
	2023	210,075	93,874	—	—	—	26,220	330,169
Judith I. Wawroski Chief Financial Officer of the Company; and Executive Vice President of IBC	2025	218,498	94,714	—	—	—	29,771	342,983
	2024	212,135	93,830	—	—	—	31,494	337,459
	2023	197,400	79,978	—	—	—	30,903	308,281

(1)
The amounts shown in this column only include the salary paid to the executive officer. All cash compensation paid to the named officers was paid by IBC.

(2)
The amounts shown in this column are discretionary cash bonuses paid to Mrs. Martinez and Ms. Wawroski by IBC.

(3)
Mr. Nixon received non-equity incentive plan compensation (payable in the form of a cash award) in February 2023, 2024 and 2025 under the MIP for services rendered in 2023, 2024 and 2025, respectively.

(4)
The amounts shown in the “All Other Compensation” column include the perquisites and personal benefits set forth in the “All Other Compensation” table below.

All Other Compensation
Name	Year	Club Memberships ($)	Long Term Disability & Health Premiums ($)	Company Contribution to Profit Sharing Plans ($)(1)	Company and Subsidiary Bank Director Fees ($)(2)	Housing Allowance ($)(3)	Administrative Services ($)(4)	Airplane ($)(5)	Total ($)
Dennis E. Nixon	2025	6,830	7,618	17,431	148,900	—	40,000	113,340	334,119
	2024	6,441	7,111	17,102	138,200	—	40,000	50,625	259,479
	2023	5,403	6,988	16,339	139,300	—	40,000	34,995	243,025
Dalia F. Martinez	2025	10,512	198	11,303	—	—	—	—	22,013
	2024	9,889	1,551	11,043	—	2,971	—	—	25,454
	2023	8,716	1,551	10,451	—	5,502	—	—	26,220
Judith I. Wawroski	2025	10,327	8,517	10,927	—	—	—	—	29,771
	2024	9,889	8,009	10,561	—	3,035	—	—	31,494
	2023	8,716	7,887	9,818	—	4,482	—	—	30,903

(1)
All amounts shown in this column consist of funds contributed or allocated by the Company pursuant to the Company’s Employees’ Profit-Sharing Plan, a deferred profit-sharing plan for employees with one year of continual employment.

(2)
Director fees include those fees paid by the Company and subsidiary banks where the NEO serves as director. Executive officers do not receive fees for attending committee meetings.

(3)
This amount is for a housing allowance provided to officers of the Company and subsidiary banks; the amount paid is the differential between the home loan rate and the cost of funds rate.

(4)
This amount is for personal administrative services provided by Company staff to Mr. Nixon.

(5)
Although Mr. Nixon’s and his family’s personal use of the Company plane is required by the Company for security reasons, the Company still reports for SEC disclosure purposes the personal use of the Company plane as a perquisite to Mr. Nixon. The Company reports use of corporate aircraft by executive officers as a perquisite or other personal benefit unless it is integrally and directly related to the performance of the executive’s duties. The personal use of the aircraft is reported at the Company’s incremental cost. The Company estimates the incremental cost to be equal to the Company’s average incremental operating cost, which includes items such as fuel, maintenance, landing fees, trip-related permits, trip-related hangar costs, trip-related catering, meals and supplies, crew expenses during layovers, and any other expenses incurred or accrued based on the number of hours flown. The Company believes this method fairly approximates the Company’s incremental cost; however, it may overstate the Company’s actual incremental cost in situations where the Company’s aircraft would have flown for business purposes anyway and space would have been available at little or no additional incremental cost to transport the executive or his or her guest(s) who were not traveling for business purposes.

Grants of Plan-Based Awards
The following table sets forth certain information regarding grants of plan-based awards to the NEOs for services rendered during fiscal year 2025:
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option/SAR Awards: Number of Securities Underlying Options/ SARs (#)	Exercise or Base Price of Option/ SAR Awards ($/Sh)	Grant Date Fair Value of Stock and Option/SAR Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Dennis E. Nixon	02/27/2026(2)	$1,500,000	$1,500,000	$1,500,000	—	—	—

(1)
In February 2025, the Compensation Committee established performance targets under the MIP that the Company would be required to meet or exceed for the 2025 fiscal year, which were either one of the following ratios: (1) a .90% return on average total assets, or (2) an 8% return on average total shareholders’ equity.

(2)
In February 2026, the Compensation Committee confirmed that at least one of the 2025 Performance Targets for purposes of the MIP was met and awarded $1,500,000 to Mr. Nixon for services rendered during fiscal year 2025. In February 2026, the Compensation Committee established the following performance targets under the MIP for fiscal year 2026: (1) a 1% return on average total assets, or (2) an 8% return on average total shareholders’ equity.

Outstanding Equity or Equity-Based Awards at Fiscal Year End
The following table sets forth 2025 year-end information regarding outstanding equity awards held by the NEOs named in the Summary Compensation Table. During 2025, the Company did not grant any awards of SARs or stock options to any NEOs or other key employees.
	Options and SARs Awards
	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable	Option/SAR Exercise Price ($)	Option/SAR Expiration Date
Dennis E. Nixon(1)	—	—	—	—
Dalia F. Martinez	2,500	—	38.30	04/02/2028(2)
	1,000	1,000	16.84	03/20/2030(3)
	750	4,250(4)	39.33	07/14/2032(4)
Judith I. Wawroski	875	—	38.30	04/02/2028(2)
	313	875	16.84	03/20/2030(3)
	—	3,400(4)	39.33	07/14/2032(4)

(1)
The Company’s CEO did not have any outstanding equity awards as of December 31, 2025.

(2)
These options were granted on April 2, 2018 and have fully vested pursuant to a seven-year vesting schedule. All of the options will expire ten years from the date of grant.

(3)
These options were granted on March 20, 2020 and have a seven-year vesting schedule, vesting 5% on the second anniversary of the date of grant, and 10%, 15%, 20%, 25% and 25% each respective year thereafter. All of the options will expire ten years from the date of grant.

(4)
These SARs were granted on July 14, 2022 and have a seven-year vesting schedule, vesting 5% on the second anniversary of the date of grant, and 10%, 15%, 20%, 25% and 25% each respective year thereafter. All of these SARs will expire ten years from the date of grant. Upon the exercise of a SAR, the holder thereof will have the right to receive a cash amount equal to the number of shares of Common Stock subject to the SAR that is being exercised multiplied by the excess of (a) the fair market value of a share of Common Stock on the SAR’s exercise date, over (b) the fair market value of a share of Common Stock on the SAR’s grant date.
Option Exercises
The following table shows the value realized upon the exercise of stock options by each of our NEOs during fiscal year 2025. Please see the preceding table for information regarding the vesting schedule for outstanding stock options held by the Company’s NEOs. The following table excludes SARs that were exercised during fiscal year 2025, as they were settled solely in cash and did not result in the acquisition of any shares of Common Stock.
Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Dennis E. Nixon	—	—
Dalia F. Martinez	—	—
Judith I. Wawroski	1,000	50,078
Equity Compensation Plan Information
The following table sets forth information as of December 31, 2025, with respect to our 2012 Stock Option Plan, under which no securities remain available to be issued following the termination and non-renewal of the 2012 Stock Option Plan in April 2022. Information regarding our SAR Plan is excluded from this table because no equity securities are authorized for issuance under the SAR Plan, as all SAR awards are settled solely in cash upon exercise.
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	164,884	$35.42	—
Equity compensation plans not approved by security holders	—	$—	—
Total	164,884	$35.42	—

SECURITY OWNERSHIP OF MANAGEMENT
Based upon information received from the persons concerned, the following individuals and all directors and executive officers of the Company as a group owned beneficially as of April 1, 2026, the number and percentage of outstanding shares of Common Stock indicated in the table below. Except as reflected in the notes to the table, each of the individuals listed owns directly the number of shares indicated in the table and has the sole power to vote and to dispose of such shares.
The beneficial ownership of the Company’s Common Stock is based on the Company having 62,179,994 shares of Common Stock issued and outstanding as of April 1, 2026. In computing the number of shares beneficially owned and the percentage ownership of each shareholder listed below, shares underlying options, SARs, and other derivative securities are deemed outstanding if such securities are currently exercisable or will become exercisable within 60 days of April 1, 2026. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other shareholder.
Unless otherwise noted, the address of all of the listed shareholders is 1200 San Bernardo Avenue, Laredo, Texas 78042.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class
Javier De Anda(1)	29,561	*
Douglas B. Howland	8,303	*
Rudolph M. Miles(2)	15,562	*
Dennis E. Nixon(3)	2,232,753	3.59%
Larry A. Norton(4)	122,847	*
Roberto R. Reséndez(5)	62,636	*
A. R. Sanchez Jr.(6)	5,625,867	9.05%
Diana G. Zuniga(7)	14,321	*
Dalia F. Martinez(8)	12,845	*
Judith I. Wawroski(9)	12,798	*
Officers and directors as a group (10) persons(10)	8,137,493	13.09%

*
Ownership of less than one percent

(1)
The holdings shown for Mr. De Anda include 10,000 shares held jointly with his wife and 687 shares held in his wife’s name, over which Mr. De Anda may be deemed to have shared voting and investment power.

(2)
The holdings shown for Mr. Miles include 5,319 shares in an IRA, 3,342 shares held jointly with his wife and 597 shares held in an IRA by his wife. Mr. Miles may be deemed to have shared voting and investment power over the shares held jointly with his wife and the shares held in his wife’s IRA account.

(3)
The holdings shown for Mr. Nixon include 284,371 shares held in his wife’s name, over which Mr. Nixon may be deemed to have shared voting and investment power. The holdings for Mr. Nixon also include 900,000 shares held by 3NIX Ventures, LTD., and 400,000 shares held by Nixco Partners, LTD., both limited partnerships for which Nixco, L.C., a limited liability company of which Mr. Nixon is the sole manager, serves as the general partner.

(4)
The holdings shown for Mr. Norton include 121,917 shares held in a family limited partnership, which he has the power to dispose of and to vote, and 274 shares held in his wife’s name, over which he may be deemed to have shared voting and investment power.

(5)
The holdings shown for Mr. Reséndez include 39,591 shares held jointly with his wife, 14,943 shares held in his wife’s name and 8,552 held jointly with his sister, all of which Mr. Reséndez may be deemed to have shared voting and investment power over.

(6)
The holdings shown for Mr. Sanchez include 2,293,400 shares with respect to which Mr. Sanchez has sole voting and investment power, consisting of: (i) 1,805,554 shares that Mr. Sanchez owns directly; (ii) 31,407 shares owned by the A.R. Sanchez, Jr. Non-Exempt Spousal Trust, of which Mr. Sanchez is a beneficiary and a trustee; (iii) 9,000 shares held by the 2010 Grandchildren’s Trust, of which Mr. Sanchez’s grandchildren are the sole beneficiaries and he is the sole trustee; and (iv) 447,439 shares held by a limited partnership, the managing general partner of which is a corporation of which Mr. Sanchez is the president and chairman of the board. The holdings shown for Mr. Sanchez also include 3,332,467 shares with respect to which Mr. Sanchez may be deemed to have shared voting and investment power, consisting of: (i) 1,200,838 shares held by trusts in which various family members of Mr. Sanchez, including his children, have a vested interest in the income and corpus and for which Mr. Sanchez serves as co-trustee; and (ii) 2,131,629 shares held by the A. R. “Tony” and Maria J. Sanchez Family Foundation, of which Mr. Sanchez is a director. Of the shares beneficially owned by Mr. Sanchez, 139,416 shares are pledged as collateral.
(7)
The holdings shown for Ms. Zuniga include 1,318 shares held in her husband’s name, over which Ms. Zuniga may be deemed to have shared voting and investment power.

(8)
The holdings shown for Mrs. Martinez are held in both her and her husband’s names. Mrs. Martinez may be deemed to have shared voting and investment power over the shares held in her husband’s name. The holdings for Mrs. Martinez include 4,000 shares issuable upon the exercise of currently exercisable options. The holdings for Mrs. Martinez exclude 5,000 SARs granted to her on July 14, 2022, which are subject to a seven-year vesting schedule beginning on the second anniversary of the grant date and are only payable in cash. Because the SARs are payable only in cash and do not provide the right to acquire securities of the Company, the SARs (even those that are currently exercisable or exercisable within 60 days of April 1, 2026) are excluded for purposes of Mrs. Martinez’s beneficial ownership.

(9)
The holdings shown for Ms. Wawroski include 451 shares issuable upon the exercise of currently exercisable options. The holdings for Ms. Wawroski exclude 4,000 SARs granted to her on July 14, 2022, which are subject to a seven-year vesting schedule beginning on the second anniversary of the grant date and are only payable in cash. Because the SARs are payable only in cash and do not provide the right to acquire securities of the Company, the SARs (even those that are currently exercisable or exercisable within 60 days of April 1, 2026) are excluded for purposes of Ms. Wawroski’s beneficial ownership.

(10)
The holdings shown for all directors and executive officers as a group include 4,451 shares issuable upon the exercise of currently exercisable options.

PRINCIPAL SHAREHOLDERS
Insofar as is known to the Company, no person beneficially owned, as of April 1, 2026, more than five percent of the outstanding Common Stock of the Company, except as follows:
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class(1)
A. R. Sanchez Jr.(2) 10410 Medical Loop, Ste. 5B Laredo, Texas 78045	5,625,867	9.05%
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	6,709,927	10.79%
Dimensional Fund Advisors LP(4) 6300 Bee Cave Road, Building One Austin, TX 78746	3,177,352	5.11%
American Century Investment Management Inc.(5) 4500 Main Street, 9th Floor Kansas City, Missouri 64111	3,198,405	5.14%

(1)
Percentage ownership is based on the Company having 62,179,994 shares of Common Stock outstanding as of April 1, 2026.

(2)
The holdings shown for Mr. Sanchez include 2,293,400 shares with respect to which Mr. Sanchez has sole voting and investment power, consisting of: (i) 1,805,554 shares that Mr. Sanchez owns directly; (ii) 31,407 shares owned by the A.R. Sanchez, Jr. Non-Exempt Spousal Trust, of which Mr. Sanchez is a beneficiary and a trustee; (iii) 9,000 shares held by the 2010 Grandchildren’s Trust, of which Mr. Sanchez’s grandchildren are the sole beneficiaries and he is the sole trustee; and (iv) 447,439 shares held by a limited partnership, the managing general partner of which is a corporation of which Mr. Sanchez is the president and chairman of the board. The holdings shown for Mr. Sanchez also include 3,332,467 shares with respect to which Mr. Sanchez may be deemed to have shared voting and investment power, consisting of: (i) 1,200,838 shares held by trusts in which various family members of Mr. Sanchez, including his children, have a vested interest in the income and corpus and for which Mr. Sanchez serves as co-trustee; and (ii) 2,131,629 shares held by the A. R. “Tony” and Maria J. Sanchez Family Foundation, of which Mr. Sanchez is a director.
(3)
BlackRock, Inc. (together with the foregoing subsidiaries listed in this footnote, “BlackRock”) is a parent holding company of various institutional investment managers, including BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors*, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and Blackrock Fund Managers Ltd, which are included as subsidiaries of BlackRock for purposes of reporting ownership of the Company’s shares. Of the 6,709,927 shares that BlackRock beneficially owns, it has sole voting power over 6,523,827 shares. Information relating to this shareholder is based on the shareholder’s Form 13F-HR filed with the SEC on February 12, 2026, reporting for December 31, 2025. *BlackRock Fund Advisors owns 5% or greater of the outstanding shares of the security class being reported in BlackRock’s Form 13F-HR.

(4)
Dimensional Fund Advisors LP (“Dimensional”) is an investment adviser and beneficially owns 3,177,352 shares. Dimensional has sole voting power over 2,935,881 shares and, together with certain affiliated investment managers, has shared voting power over 156,606 shares. Information related to this shareholder is based on the shareholder’s Form 13F-HR filed with the SEC on February 12, 2026, reporting for December 31, 2025.

(5)
American Century Investment Management Inc. (“ACIM”), American Century Companies, Inc. (“ACC”), and Stowers Institute for Medical Research (“Stowers”) may each be deemed to beneficially own 3,198,405 shares. ACIM is an investment adviser and a wholly owned subsidiary of ACC, and ACC is controlled by Stowers. ACIM, ACC, and Stowers may each be deemed to have sole voting power over 3,147,327 shares and sole dispositive power over 3,198,405 shares. This information is based on their joint Schedule 13G filed with the SEC on February 13, 2026.

CEO PAY RATIO
The SEC requires that the Company disclose a ratio that compares the annual total compensation of our median employee to that of our CEO. In order to determine the median employee, the Company prepared a list of all employees, excluding our CEO, as of December 31, 2025, and examined the gross wages reported for each employee on IRS Form W-2 for 2025. Gross wages reported on IRS Form W-2 for 2025 were annualized for those employees that were not employed by us for the full year.
After identifying our median employee using the gross wages reported for each employee on Form W-2, other than Mr. Nixon, we then calculated that employee’s annual total compensation using the same methodology used for our NEOs as set forth in the 2025 Summary Compensation Table. The annual total compensation for 2025 for Mr. Nixon was $2,170,000 and for the median employee it was $31,644.05. The resulting ratio of the CEO’s pay to that of the median employee for 2025 was estimated to be 68.57 to 1.
The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules and guidance. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation permit companies to adopt an array of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies, exclusions, estimates or assumptions than we employed, and which may have a significantly different work force structure or compensation practices from ours, are likely not comparable to the Company’s CEO pay ratio reported above.
PAY VERSUS PERFORMANCE
The following table (our “Pay-for-Performance Table”) reports the compensation of our principal executive officer (“PEO”) and the average compensation of our other NEOs for the past five fiscal years as reported in our Summary Compensation Table. The information reported in the Pay-for-Performance Table is meant to reflect the relationship between the executive compensation that the Company actually paid and certain measures of the Company’s financial performance. For information regarding the Company’s pay-for-performance philosophy and how we align executive compensation with the Company’s financial performance, refer to our CD&A.
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income ($) (in thousands)(6)	Return on Average Common Equity (%)(7)
					Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(5)
2025	$2,504,340	$2,504,340	$348,258	$387,512	$201.68	$169.39	$412,293	12.40%
2024	$2,419,479	$2,419,479	$342,261	$507,177	$169.92	$143.88	$409,167	13.66%
2023	$2,403,025	$2,403,025	$287,220	$298,869	$183.56	$153.23	$411,768	15.41%
2022	$2,400,081	$2,400,081	$321,179	$341,609	$150.50	$154.69	$300,232	12.52%
2021	$2,882,996	$2,882,996	$255,396	$294,412	$135.66	$161.36	$253,922	11.28%

(1)
Dennis E. Nixon, our PEO, was our CEO and Chairman for each of the years presented.

(2)
During 2025 and 2024, our non-PEO NEOs included Judith I Wawroski (our PFO) and Dalia F. Martinez. For 2021, 2022 and 2023, our non-PEO NEOs included Judith I. Wawroski (our PFO), Julie L. Tarvin and Dalia F. Martinez, which reflects all of our non-PEO NEOs who received total compensation of at least $100,000 in those years. The amounts reported for the non-PEO NEOs represent the average of the amounts reported for the non-PEO NEOs in the “Total” column of the Summary Compensation Table for each applicable year.

(3)
Compensation “actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. The table below sets forth each Item 402(v)-required adjustment to the equity awards granted to our non-PEO NEOs during each year presented in the table to calculate the average of the total compensation actually paid to our non-PEO NEOs during each year, as reported in the Summary Compensation Table. Each adjustment represents the average of the amounts reported for the non-PEO NEOs for each covered year. The amounts reported do not reflect the actual amount of compensation earned by or paid to the non-PEO NEOs during the applicable year. For each of the years presented in the table, the compensation paid to our PEO as reported in the Summary Compensation Table is the same as the compensation actually paid to our PEO because we did not grant any equity awards to our PEO. Accordingly, our PEO is excluded from the table below. Values reported in the table below are roundest to the nearest dollar.

	Non-PEO NEOs
	2025	2024	2023	2022	2021
Average Summary Compensation Table Total	$348,258	$342,261	$287,220	$321,179	$255,396
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table	0	0	0	-150,750	0
Increase for fair value of awards granted during year that remain outstanding and unvested as of covered year end	0	0	0	141,210	0
Increase/deduction for change in fair value from prior year-end to covered year-end of awards granted prior to covered year that were outstanding and unvested as of covered year-end	21,216	147,532	16,969	30,968	35,305
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	18,037	17,384	-5,320	-998	3,711
Total Adjustments	$39,253	$164,916	$11,649	$20,430	$39,016
Compensation “Actually Paid”	$387,512	$507,177	$298,869	$341,609	$294,412

(4)
The amounts shown above represent the Company’s cumulative total shareholder return (“TSR”) on an assumed investment of $100 in shares of our Common Stock over the indicated measurement period. Cumulative TSR is calculated by dividing (i) the sum of the cumulative amount of dividends on our Common Stock for the measurement period (if any), assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period, by (ii) the Company’s share price at the beginning of the measurement period.

(5)
The amounts shown above represent the cumulative peer group TSR on an assumed investment of $100, weighted according to the respective peer group companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used by the Company consists of the companies used in the Company’s performance graph as required by Item 201(e) of Regulation S-K and reported in the “Equity Compensation Plan Information” section of our audited financial statements for fiscal year 2023, which are included in Exhibit 13 to our Annual Report on Form 10-K; namely, the S&P 400 Bank Index.

(6)
The dollar amounts reported represent the amount of net income available to common shareholders reflected in the Company’s audited financial statements for the applicable year (in thousands).

(7)
The Company has identified return on average common equity (“ROE”), as adjusted for each year indicated as its Company-Selected Measure. Although the Company uses several financial and non-financial performance metrics to evaluate the Company’s performance for purposes of compensation programs, we believe ROE represents the most important financial performance measure that we used to link compensation actually paid to our PEO and non-PEO NEOs for the most recent fiscal year to the Company’s performance. ROE is calculated by taking net income and dividing it by average shareholders’ equity. Average shareholders’ equity is calculated on the basis of daily balances.

Relationship Between “Compensation Actually Paid” and Performance
The following graphs address the relationship between compensation “actually paid” as disclosed in the Pay-for-Performance table and: (i) the Company’s cumulative TSR; (i) the peer group cumulative TSR; (iii) the Company’s net income; and (iv) the Company-Selected Measure.
PEO and Average Other NEOs Compensation Actually Paid vs. Company and Peer Group TSR
PEO and Average Other NEOs Compensation Actually Paid vs. GAAP Net Income

PEO and Average Other NEOs Compensation Actually Paid vs. Company-Selected Measure
Tabular List of Most Important Financial Performance Measures
The following provides a list of the financial performance measures that we believe are the most important financial performance measures used to link NEO compensation to company performance. For more information, see “Executive Compensation — Compensation Discussion and Analysis.” Although we do not in practice use any performance measures to link compensation “actually paid” (as calculated herein) to company performance, we are providing this list in accordance with Item 402(v) of Regulation S-K to provide information on performance measures used by the Compensation Committee to determine NEO compensation, as more fully described in “Executive Compensation — Compensation Discussion and Analysis.”
1.
total shareholders’ return;

2.
net income;

3.
return on average assets; and

4.
return on average equity.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS
Some of the directors, executive officers and nominees for directors of the Company and principal shareholders of the Company and their immediate families and the companies with which they are associated were customers of, and had banking transactions with, the Company’s subsidiary banks in the ordinary course of their business during 2025, and the Company anticipates that such banking transactions will continue in the future. All loans and commitments to loan included in such banking transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company, which indebtedness is fully performing and complies with Federal lending restrictions included in section 22(h) of the Federal Reserve Act (12 U.S.C. 375b). The indebtedness, in the opinion of management of the Company, did not involve more than a normal risk of collectability or present other unfavorable features. All credit transactions or other transactions with the subsidiary banks of the Company involving executive officers or directors of the Company are reviewed and approved by at least a majority of the disinterested directors of the respective subsidiary bank.
Policies and Procedures for Related Person Transactions
The Company monitors its business dealings and those of its directors and executive officers to determine whether any existing or proposed transactions would constitute a related-party transaction requiring approval under the Company’s related person transactions policy. The Company’s related person transactions policy is embodied in the International Bancshares Corporation and Subsidiary Banks and Affiliated Companies Code of Ethics and Business Conduct, or Code of Ethics. All business transactions between the Company and any Company director, principal shareholder, officer or employee or his or her immediate family (or entity in which he or she has a substantial interest) must be fully disclosed and approved in advance. In the event the value of any transaction with a customer that may result in a benefit to an officer, director or employee exceeds $120,000, disclosure must be made to the appropriate Compliance Contact as designated in the Code of Ethics. No officer or employee of the Company shall be a regular supplier or purchaser of goods or services to or from the Company under our Code of Ethics.
The Code of Ethics also requires directors and executive officers to notify the Company of any relationships or transactions that may present a potential conflict of interest. Our directors and executive officers are also required to complete a questionnaire on an annual basis designed to elicit information regarding any such related-party transactions. The Company’s Statement of Company Policy on Securities Trades by Directors, Officers and Employees specifically prohibits directors, officers, and employees from purchasing financial instruments designed to hedge or offset any decrease in the market value of equity securities granted as compensation or held directly or indirectly by such director, officer or employee.
When the Company becomes aware of a proposed or existing transaction with a related party, the Company’s chief executive officer, in consultation with management determines whether the transaction would constitute a related-party transaction requiring approval under this policy. If such a determination is made, the chief executive officer and management determine whether, in their view, the transaction should be permitted, whether it should be modified to avoid any potential conflict of interest, whether it should be terminated, or whether some other action should be taken. The non-employee directors would also review in executive session any related person transaction that is required to be disclosed pursuant to the SEC’s regulations. Any violation of the Code of Ethics will result in disciplinary action up to and including termination from the Board and/or employment.
DELINQUENT SECTION 16(a) REPORTS
The Company’s directors, its executive officers and any persons holding more than ten percent of our outstanding Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file such reports by the applicable dates during 2025.
To the best of the Company’s knowledge, based on the scope of inquiry set forth in Item 405(b) of Regulation S-K, no person required to file Section 16(a) reports with respect to the Company’s equity securities failed to file on a timely basis any such reports during 2025.
STOCK REPURCHASES
In April 2009, the Board of Directors re-established a formal stock repurchase program that authorized the Company’s repurchase of up to $40 million of Common Stock within the following 12 months. Annually since then, including in March 2026, the Board of Directors extended and increased the repurchase program to purchase up to $150 million of Common Stock during the 12-month period commencing on March 15, 2026. Shares of Common Stock may be purchased from time to time on the open market or through privately negotiated transactions. During the fourth quarter of 2025, the Board of Directors adopted a Rule 10b-18 trading plan and a Rule 10b5-1 trading plan, and it intends to adopt additional Rule 10b-18 and Rule 10b5-1 trading plans during 2026, which will allow us to purchase shares of our Common Stock during certain open and blackout periods when we ordinarily would not be in the market due to trading restrictions set forth in our Statement of Company Policy on Securities Trades by Directors, Officers and Employees. During the terms of both a Rule 10b-18 trading plan and a Rule 10b5-1 trading plan, purchases of Common Stock are automatic to the extent the conditions of the plan’s trading instructions are met. Shares purchased under these trading plans as part of our repurchase program will be held in treasury for reissuance for various corporate purposes, including employee stock compensation plans. As of February 23, 2026, a total of 13,796,988 shares had been repurchased under all programs at a cost of $420,060,000. We are not obligated to purchase shares under our stock repurchase program outside of the Rule 10b-18 and Rule 10b5-1 trading plans.

Except for repurchases in connection with the administration of an employee benefit plan in the ordinary course of business and consistent with past practices, Common Stock repurchases are only conducted under publicly announced repurchase programs approved by the Board of Directors. The following table includes information about Common Stock share repurchases for the quarter ended December 31, 2025.
	Total Number of Shares Purchased	Average Price Paid Per Share	Total Number of Shares Purchased as Part of a Publicly- Announced Program	Approximate Dollar Value of Shares Available for Repurchase(1)
October 1 – October 31, 2025	—	—	—	$144,453,000
November 1 – November 30, 2025	—	—	—	144,453,000
October 1 – October 31, 2025	842	72.58	842	145,392.000
Total	842	$—	842

(1)
The repurchase program was increased and extended by the Board on March 13, 2026 and allows for the repurchase of up to an additional $150,000,000 of treasury stock during the one-year period from March 15, 2026 through March 15, 2027.

OTHER INFORMATION
During the quarter ended December 31, 2025, none of the Company’s directors or officers adopted, modified or terminated a “Rule 10b5-1 trading arrangement” or a “non-Rule 10b5-1 trading arrangement,” as those terms are defined in Item 408(a) of Regulation S-K.
The Company has adopted a Statement of Company Policy on Securities Trades by Directors, Officers and Employees of the Company, which promotes compliance with insider trading laws, rules, and regulations, and the listing standards applicable to the Company.

PROPOSAL — 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
The Board of Directors has appointed the firm of RSM US LLP, to audit the consolidated financial statements of the Company and its subsidiaries for the 2026 fiscal year. The same firm audited the consolidated financial statements of the Company and its subsidiaries for the 2025 and 2024 fiscal years. The firm was initially retained on August 24, 2007. Representatives of RSM US LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Audit services rendered by RSM US LLP for the fiscal year ended December 31, 2025, included the annual audit of the Company’s consolidated financial statements, which are included in reports to shareholders and the SEC, and consultation on accounting and related matters and services performed in connection with other regulatory filings.
Ratification of the appointment of independent auditors is not a matter which is required to be submitted to a vote of shareholders, but as a matter of good corporate governance, the Board of Directors considers it appropriate for the shareholders to express whether they ratify the appointment. If shareholder ratification is not obtained, the Board would consider an alternative appointment for the succeeding fiscal year.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFYING THE APPOINTMENT OF RSM US LLP AS THE INDEPENDENT AUDITORS.
Vote Required
The affirmative vote of a majority of the shares present and entitled to vote thereon will constitute approval.
Principal Accountant Fees and Services
The table below sets forth the aggregate fees billed to the Company for the years ended December 31, 2025 and 2024 by the Company’s principal accounting firm, RSM US LLP. None of the audit-related fees or tax fees billed in 2025 or 2024 were provided under the de minimis exception to the Audit Committee preapproval requirements.
	December 31,
	2025	2024
Audit Fees(1)	$1,706,062	$1,617,469
Audit and Audit-Related Fees	1,706,062	1,617,469
Tax Fees(2)	234,129	326,445
Total Fees	$1,940,191	$1,943,914

(1)
Audit fees consist of fees and direct expenses billed for professional services rendered in connection with the audit of the annual consolidated financial statements of the Company, quarterly financial statements included in Forms 10-Q, and services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)
Tax Fees consisted of fees for tax consultation and tax compliance services.

Policy on Audit Committee Preapproval of Services
The Audit Committee has considered whether the provision of services covered in billings included under the “Tax Fees” and “All Other Fees” categories listed above is compatible with maintaining the principal auditors’ independence. The Audit Committee has concluded that the provisions of such services would not jeopardize the independence of RSM US LLP as the Company’s principal auditors. The Audit Committee’s Charter requires that the Audit Committee preapprove all audit and non-audit services, including tax services, to be provided to the Company by the independent accountants, provided, however, that the Audit Committee may specifically authorize its Chairman to preapprove the provision of any non-audit service to the Company. Preapproval is sought for each particular service and is subject to specific engagement authorization from the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The procedures for preapproving all audit and non-audit services to be provided to the Company by the independent accountants include the Audit Committee’s review of a categorized budget for all audit services, audit-related services, tax services and other services. Audit Committee approval would be required to exceed the budgeted amount for a particular category or to engage the independent accountants for any services not set forth in the budget. The Audit Committee periodically monitors the services rendered by and actual fees paid to the outside accountants to ensure that the services and amounts are within the parameters approved by the Audit Committee or the Chairman of the Audit Committee. In addition to conducting the Company’s 2025 audit, the Audit Committee has preapproved RSM US LLP to provide non-audit services, including tax services.
Audit Committee Report
The Company’s Audit Committee is responsible for providing objective and independent oversight of the Company’s accounting functions and internal controls. Such oversight responsibility includes, but is not limited to, making recommendations concerning the engagement of independent auditors, reviewing the consolidated financial statements and the scope of the independent annual audit, reviewing and reassessing the adequacy of the Audit Committee’s charter, reviewing with the independent auditors the results of their audit, considering the range of audit and non-audit fees, monitoring internal financial and accounting controls and performing such other oversight functions as may be requested from time to time by the Board of Directors. The Audit Committee reviewed internal controls independently of management and corporate staff and reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2025, with management and the independent auditors. Management has the responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements and the independent auditors have the responsibility for auditing the Company’s consolidated financial statements and expressing an opinion as to their conformity with generally accepted U.S. accounting principles.
In view of the foregoing, the Audit Committee has:
•
reviewed and discussed the audited consolidated financial statements with management;

•
discussed with the independent auditors the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board and the SEC; and

•
received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board and the SEC regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditor the independent auditor’s independence.

Based on the review and discussions with management and the Company’s independent auditors referenced above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.
The Board of Directors has determined that the members of the Audit Committee are “independent” as defined in the applicable Nasdaq Marketplace Rules. Moreover, the Board has determined that Douglas B. Howland is an audit committee financial expert within the meaning of the SEC rules. The Audit Committee has adopted a written charter, which is available on the Investors tab of the Company’s website at www.ibc.com/investors and can be accessed through the “Corporate Governance” hyperlink under the “Investors” heading.
This report is submitted on behalf of the Audit Committee.
Javier de Anda, Douglas B. Howland, Larry A. Norton and Roberto R. Reséndez
This report by the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
PROPOSAL — 3
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the SEC rules, we are providing our shareholders at the Annual Meeting with the opportunity to cast a non-binding advisory vote on the compensation of the Company’s NEOs, dubbed “say-on-pay,” as described in this Proxy Statement through the following resolution:
“RESOLVED, that the holders of the Company’s Common Stock approve the compensation of the Company’s executives named in the Summary Compensation Table, as disclosed in the Company’s 2026 Proxy Statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation tables and the related footnotes and narrative following the tables).”
Because the say-on-pay shareholder vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. The Compensation Committee may take into account the outcome of the vote, however, when considering future executive compensation decisions for our NEOs.
The SEC rules also require shareholders to vote regarding the frequency of the say-on-pay. In 2025, the Company included a separate proposal on the frequency of the say-on-pay vote in the proxy statement for that year. The one-year option received the highest number of votes cast by the shareholders and is deemed to be the frequency that is preferred by the shareholders of the Company. Accordingly, the Board of Directors decided to include this non-binding advisory vote proposal in this Proxy Statement.
Our executive compensation programs and policies are designed to attract and retain well-qualified executive leadership; incentivize the achievement of corporate goals and individual performance; promote long-term shareholder return; and align interests of management with those of our shareholders to encourage continuing growth in shareholder value. The Compensation Committee believes the Company’s executive compensation policies and programs and the compensation decisions in 2025 described in this Proxy Statement appropriately reward our NEOs for their performance.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVES AS DISCLOSED IN THIS PROXY STATEMENT.
Vote Required
The affirmative vote of the holders of a majority of the shares of Common Stock represented, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal is required for the advisory approval of this proposal. Broker non-votes, if any, will have no effect on the result of the vote.

SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING
The Company’s 2027 Annual Meeting of Shareholders (the “2027 Annual Meeting”) will be held on or about Monday, May 17, 2027. To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8) for inclusion in the Company’s proxy statement, proxy card, and presentation at the 2027 Annual Meeting, a proper shareholder proposal must be received by the Company at its principal offices, as described below, no later than December 21, 2026. For purposes of the 2027 Annual Meeting, shareholders are reminded that they must comply with the SEC’s universal-proxy rules regarding the process and requirements for nominating directors in contested director elections.
In connection with the Company’s next annual meeting, shareholder proposals which are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 12 of the Company’s By-laws, which provides that nominations or other business at an annual meeting of shareholders may be made (a) pursuant to the Company’s notice of meeting, (b) by or at the direction of the Board of Directors, or (c) by any shareholder of the Company who was a shareholder of record at the time of giving the notice provided for in Article II, Section 12 of the By-laws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in Article II, Section 12.
For nominations or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Corporate Secretary. To be timely, a shareholder’s notice shall be delivered to the Secretary of the Company at 1200 San Bernardo Avenue, Laredo, Texas 78042 not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The anniversary of the Company’s 2026 Annual Meeting will be Tuesday, May 18, 2027, and the 2027 Annual Meeting is currently expected to be held on or about Monday, May 17, 2027. Thus, a shareholder notice with respect to the 2027 Annual Meeting must be received by the Company no later than March 19, 2027 and no earlier than February 17, 2027. If the date of the 2027 Annual Meeting is changed, these dates may change. Such shareholder notice is required to set forth, as to each matter the shareholder proposes to bring before the annual meeting, certain information specified in the By-laws and, to the extent applicable, required by Rule 14a-19 under the Exchange Act. A copy of the By-laws of the Company may be obtained from the Secretary of the Company at the address set forth above.
Shareholder proposals intended to be included in the Company’s proxy statement relating to the 2027 Annual Meeting must comply with Rule 14a-8 under the Exchange Act, which requires that the notice be received at the Company’s principal executive offices not less than 120 calendar days before the one-year anniversary date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual meeting, and accordingly must be received in writing by the Company at its principal executive offices at the address set forth above no later than December 21, 2026.
In addition to the satisfying the foregoing advance notice requirements under the Company’s By-laws, to comply with the universal-proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and that is postmarked or transmitted electronically to the Company no later than March 19, 2027.

OTHER MATTERS
No business other than the matters set forth in this Proxy Statement is expected to come before the Annual Meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the nominees for director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for such substitute nominee(s) as the Board of Directors recommends, or in the absence of such recommendation, such other persons as they consider to be in the best interests of the Company.
INTERNATIONAL BANCSHARES CORPORATION
Dennis E. Nixon
President and Chairman
Dated: April 20, 2026
THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2025 (THE “ANNUAL REPORT”) IS BEING FURNISHED WITH THIS PROXY STATEMENT TO SHAREHOLDERS OF RECORD AS OF THE RECORD DATE. THE COMPANY WILL PROVIDE SHAREHOLDERS WITH A COPY OF THE COMPANY’S ANNUAL REPORT, WITHOUT CHARGE, UPON WRITTEN REQUEST ADDRESSED TO THE TREASURER OF THE COMPANY AT THE ADDRESS LISTED BELOW. THE COMPANY’S ANNUAL REPORT AND THE EXHIBITS FILED WITH IT ARE ALSO AVAILABLE ON THE INVESTORS TAB OF OUR WEBSITE AT WWW.IBC.COM/INVESTORS AND CAN BE ACCESSED THROUGH THE “SEC FILINGS” HYPERLINK UNDER THE “INVESTORS” HEADING. ADDITIONALLY, AND IN ACCORDANCE WITH SEC RULES, YOU MAY ACCESS THE COMPANY’S PROXY STATEMENT AND ANNUAL REPORT AT HTTPS://MATERIALS.PROXYVOTE.COM/459044, WHICH DOES NOT HAVE “COOKIES” THAT IDENTIFY VISITORS TO THE SITE.
INTERNATIONAL BANCSHARES CORPORATION
P.O. Drawer 1359
Laredo, Texas 78042-1359
(956) 722-7611, Extension 26205

INTERNATIONAL BANCSHARES CORPORATION For the Annual Meeting of Shareholders Called for May 18, 2026, 5:00 p.m. Local Time The undersigned shareholder(s) of International Bancshares Corporation, a Texas corporation (the “Company”), hereby revoking all proxies previously granted, appoint(s) Javier de Anda, Douglas B. Howland, and Larry A. Norton, and each of them, as Proxies, each with power to appoint his substitute, and hereby authorize(s) them (and each of them) to vote, as designated below, all the shares of the Company’s Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held on Monday, May 18, 2026 at 5:00 p.m., local time (the “Annual Meeting”), and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present: 1.ELECTION OF DIRECTORS. The Board of Directors recommends a vote FOR all nominees. FORAGAINSTABSTAINFORAGAINSTABSTAIN J. de Anda☐☐☐L. A. Norton☐☐☐ D. B. Howland☐☐☐R. R. Reséndez☐☐☐ R. M. Miles☐☐☐A. R. Sanchez, Jr.☐☐☐ D. E. Nixon☐☐☐D. G. Zuniga☐☐☐ 2. 3. PROPOSAL TO RATIFY THE APPOINTMENT OF RSM US LLP, as the independent auditors of the Company for the fiscal year ending December 31, 2026. FOR☐AGAINST☐ABSTAIN☐ The Board of Directors recommends a vote FOR the above ratification. PROPOSAL TO CONSIDER AND VOTE ON a non-binding advisory resolution to approve the compensation of the Company’s named executives as described in the Compensation Discussion and Analysis and the tabular disclosure regarding executive compensation in the Proxy Statement. FOR☐AGAINST☐ABSTAIN☐ The Board of Directors recommends a vote FOR the above proposal. (Continued on reverse side)     4. INTERNATIONAL BANCSHARES CORPORATION Annual Meeting of Shareholders In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof. Any of the Proxies, or their respective substitutes, who shall be present and acting at the Annual Meeting shall have and may exercise all the powers hereby granted. EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE THEREON. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. THE DESIGNATED PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 4.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of the Company dated April 20, 2026. THIS PROXY IS VALID ONLY WHEN SIGNED. Dated: , 2026 Signature(s) (Signature should agree with name of the Stock Certificate holder as stenciled thereon. Executors, Administrators, Trustees, etc. should so indicate when signing). YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO ITS EXERCISE. PLEASE PROMPTLY SIGN, DATE, AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE. I dodo notplan to attend the Annual Meeting of Shareholders.